Exhibit 3.1

                            ARTICLES OF AMENDMENT TO
            THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                OF WORLDCOM, INC.

            Pursuant to the provisions of Section 14-2-602 of the Georgia Business Corporation Code, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

                                       1.

            The name of the corporation is WorldCom, Inc. (the "Corporation").

                                       2.

            Effective as of the date hereof, Article Seven of the Corporation's Second Amended and Restated Articles of Incorporation, as amended, is amended by inserting the following new Articles Seven D, E, F and G to read in their entirety as follows:

                                    "SEVEN D

            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit G."

                                    "SEVEN E

            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit H."

                                    "SEVEN F
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            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit I."

                                    "SEVEN G

            A Series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit J."

                                       3.

            All other provisions of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain in full force and effect.

                                       4.

            The foregoing amendment was approved and adopted on June 7, 2001 by the Board of Directors of the Corporation in accordance with the provisions of
Section 14-2-1002 of the Georgia Business Corporation Code. Shareholder action was not required.

                                        WORLDCOM, INC.


                                        By:_____________________________________
                                           Bernard J. Ebbers
                                           President

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                                                                       EXHIBIT G

1. DESIGNATION, AMOUNT AND LIQUIDATION PREFERENCE. The designation of this series of Preferred Stock shall be Series D Junior Convertible preferred stock, par value $0.01 per share (the "Series D Preferred Stock"). The number of shares shall be 53,724. The liquidation preference of shares of Series D Preferred Stock shall be $2,500 per share (the "Liquidation Preference").

2. RANKING. The Series D Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, (i) senior to all classes of common stock of the Corporation and to each other class of capital stock or series of preferred stock established after the Preferred Stock Issue Date by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series D Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the Common Stock of the Corporation as "Junior Securities"); (ii) on a parity with the Existing Preferred Stock, any additional shares of Series D Preferred Stock issued by the Corporation in the future and any other class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Stock as to dividend distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Series D Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities").

      No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series D Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a


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sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Senior Securities.

3. DIVIDENDS.

(i) The holders of shares of the Series D Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends from the Prior Dividend Payment Date (whether or not such shares were outstanding on the Prior Dividend Payment Date) accruing at the rate per annum of 7% of the Liquidation Preference per share, payable quarterly in arrears on each July 15, October 15, January 15 and April 15, commencing on July 15, 2001 (each a "Dividend Payment Date"). If any such date is not a Business Day, such payment shall be made on the next succeeding Business Day, to the holders of record as of the next preceding July 1, October 1, January 1 and April 1 (each, a "Record Date"). Dividends will be payable, at the option of the Corporation, (i) in cash, (ii) in Common Stock Units or (iii) through any combination of the foregoing. If the dividends are paid in Common Stock Units, the number of Common Stock Units to be issued on each share of the Series D Preferred Stock on each Dividend Payment Date will be determined by dividing the total dividend to be paid on each share of the Series D Preferred Stock by 95% of the sum of (i) the WCG Stock Amount multiplied by the Average Stock Price as of the Record Date for the WorldCom Group Stock, plus (ii) the MCI Stock Amount multiplied by the Average Stock Price as of the Record Date for the MCI Group Stock. The Transfer Agent is hereby authorized and directed to aggregate any fractional shares of Common Stock that are issued as dividends, sell them at the best available price and distribute the proceeds to the holders in proportion to their respective interests therein. The Corporation shall pay the expenses of the Transfer Agent with respect to such sale, including brokerage commissions. Dividends payable on the Series D Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis.

(ii) Dividends on the Series D Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period in which they relate. The Corporation shall take all actions required or permitted under the Georgia Business Corporation Code to permit the payment of dividends on the Series D Preferred Stock, including, without


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limitation, through the revaluation of its assets in accordance with the Georgia
Business Corporation Code, to make or keep funds legally available for the payment of dividends.

(iii) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series D Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series D Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series D Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (a) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (b) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities;
(c) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries. Holders of the Series D Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

(iv) When dividends are declared by the Board of Directors, the Corporation shall issue a press release at least 15 Business Days prior to the Record Date setting forth (a) the method of payment for such dividends (cash, Common Stock Unit or a combination thereof) and (b) the pricing period used to determine the Average Stock Price and the then effective Stock Amount for each class or series of the Common Stock to be issued.

4. CONVERSION.

(i) A holder of shares of Series D Preferred Stock may convert such shares into Common Stock comprising a Common Stock Unit at any time after the Preferred Stock Issue Date. For the purposes of conversion, each share of Series D Preferred Stock shall be valued at the Liquidation Preference, which shall be


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divided by the Conversion Price in effect on the Conversion Date to determine the number of Common Stock Units issuable upon conversion, except that the right to convert shares of Series D Preferred Stock called for redemption shall terminate at the close of business on the Business Day preceding the Redemption Date and shall be lost if not exercised prior to that time, unless the Corporation shall default in payment of the Optional Redemption Price. Immediately following such conversion, the rights of the holders of converted Series D Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Series D Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

(ii) To convert Series D Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Series D Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or the Transfer Agent, (B) notify the Corporation at such office that he elects to convert Series D Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required. In the event that a holder fails to notify the Corporation of the number of shares of Series D Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Corporation shall deliver certificates for the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Series D Preferred Stock represented by the certificate or certificates surrendered for conversion. The person or persons in whose name the Common Stock certificates are registered shall be treated as the stockholder of record on and after the Conversion Date. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of Series D Preferred Stock or for dividends on any class or series of Common Stock issued upon such conversion. A share of Series D Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash, Common Stock Units or a combination thereof, in an amount equal to the dividend payable on such Dividend Payment Date, unless such share of Series D Preferred Stock has been called for


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redemption on a redemption date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a share of Series D Preferred Stock called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date, and the holder converting such share of Series D Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series D Preferred Stock for conversion. If a holder of Series D Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total Liquidation Preference of all shares of Series D Preferred Stock converted. If the last day on which Series D Preferred Stock may be converted is not a Business Day, Series D Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

(iii) The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series D Preferred Stock. Instead the Corporation shall round the results of a conversion up to the nearest full share of each class or series of Common Stock.

(iv) If a holder converts shares of Series D Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

(v) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series D Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Series D Preferred Stock shall be fully paid and nonassessable. The Corporation shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series D Preferred Stock and shall endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.


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(vi) In case the Corporation shall pay or make a dividend or other distribution on any class or series of capital stock of the Corporation in a class or series of Common Stock other than the payment of dividends in Common Stock Units on the Series D Preferred Stock or any other regularly scheduled dividend on any other preferred stock which does not trigger any anti-dilution provisions in any other security, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Stock Amount by a fraction the numerator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares of such class or series of Common Stock constituting such dividend or other distribution, and the denominator of which shall be the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 4(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(vii) In case the Corporation shall issue rights, options or warrants to all holders of a class or series of its Common Stock entitling them to subscribe for, purchase or acquire shares of a class or series of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph 4(xi) below) of such class or series of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Stock Amount by a fraction the numerator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so


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offered for subscription, purchase or acquisition and the denominator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of such class or series of Common Stock which the aggregate offering price for the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price per share, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase such class or series of Common Stock, the issuance of which resulted in an adjustment in a Stock Amount pursuant to this paragraph 4(vii), if any such right, option or warrant shall expire and shall not have been exercised, such Stock Amount shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be decreased to the amount it would have been (but reflecting any other adjustments to such Stock Amount made pursuant to the provisions of this Section 4 after the issuance of such rights, options or warrants) had the adjustment of the Stock Amount made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of such class or series of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph 4(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

(viii) In case the outstanding shares of a class or series of Common Stock shall be subdivided into a greater number of shares of such class or series of Common Stock, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be increased, and, conversely, in case the outstanding shares of a class or series of Common Stock shall each be combined into a smaller number of shares of such class or series of Common Stock, the applicable Stock Amount in effect at the opening of business on the day following the day upon which such combination becomes effective


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shall be decreased to equal the product of the applicable Stock Amount in effect on such date and a fraction, the numerator of which shall be the number of shares of such class or series of Common Stock outstanding immediately after such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of such class or series of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(ix) In case the Corporation shall, by dividend or otherwise, distribute to all holders of a class or series of its Common Stock (A) evidences of its indebtedness or (B) shares of any class or series of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph 4(vii) above, (y) any dividend or distribution referred to in paragraph 4(vi) or 4(viii) above, and (z) cash dividends paid from the Corporation's retained earnings, unless the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of such class or series of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the market capitalization for such class or series of Common Stock (being the product of the then current market price per share (determined as provided in paragraph 4(xi) below) of such class or series of Common Stock times the aggregate number of shares of such class or series of Common Stock then outstanding on the record date for such distribution), then in each case, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for the determination of holders of such class or series of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Stock Amount by a fraction, of which the numerator shall be the current market price per share (determined as provided in paragraph 4(xi) below) of such class or series of Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) and the denominator shall be such current market price per share of such class or series of Common Stock less the then fair market value as determined by the Board of Directors (whose


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determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to a Stock Amount has not previously been made pursuant to the terms of this paragraph 4) applicable to one share of such class or series of Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (1) and (2): (I) repurchases of Common Stock issued under the Corporation's stock incentive programs; and (II) dividends or distributions payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Securities.

(x) The reclassification or change of a class or series of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph 4(xviii) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of such class or series of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of paragraph 4(ix) above), and (B) a subdivision or combination, as the case may be, of the number of shares of such class or series of Common Stock outstanding immediately prior to such reclassification into the number of shares of such class or series of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 4(viii) above).

(xi) For the purpose of any computation under paragraph 4(vii) or 4(ix) above, the current market price per share of a class or series of Common Stock on any day shall be deemed to be the average of the Closing Prices of a share of such class or series of Common Stock for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the day before the day in question; provided that, in the case of paragraph 4(ix), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of such class or series of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date


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on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

(xii) No adjustment in a Stock Amount need be made until all cumulative adjustments amount to 1% or more of such Stock Amount as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 shall be made to the nearest 1/10,000th of a cent or the nearest 1/10,000th of a share, as the case may be.

(xiii) For purposes of this paragraph 4, "Common Stock" includes WorldCom Group Stock, MCI Group Stock and any other stock of any class or series of the Corporation which has no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation. Subject to the provisions of paragraph 4(xviii) below, shares issuable on conversion of shares of Series D Preferred Stock shall include only shares of (i) WorldCom Group Stock, (ii) MCI Group Stock, and (iii) any class or classes or series resulting from any reclassification of WorldCom Group Stock or MCI Group Stock and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; PROVIDED that, if at any time there shall be more than one such resulting class or series, the shares of each such class or series then so issuable shall be substantially in the proportion which the total number of shares of such class or series resulting from all such reclassifications bears to the total number of shares of all such classes or series resulting from all such reclassifications.

(xiv) No adjustment in the Conversion Price shall reduce the Conversion Price below the then aggregate par value of one Common Stock Unit. No adjustment in a Stock Amount need be made under paragraphs 4(vi), 4(vii) and 4(ix) above if the Corporation issues or distributes to each holder of Series D Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each holder would have been entitled to receive had Series D Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.


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(xv) Whenever the Conversion Price or a Stock Amount is adjusted, the
Corporation shall promptly mail to holders of Series D Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the Transfer Agent for the Series D Preferred Stock, if any, a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to paragraph 4(xvi) below, the certificate shall be conclusive evidence that the adjustment is correct.

(xvi) The Corporation from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the aggregate par value of one Common Stock Unit. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Series D Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price or any Stock Amount otherwise in effect for purposes of paragraphs 4(vi), 4(vii), 4(viii) and 4(ix) above.

(xvii) If:

(A) the Corporation takes any action which would require an adjustment in a Stock Amount pursuant to paragraph 4(vii), 4(ix) or 4(x) above;

(B) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

(C) there is a dissolution or liquidation of the Corporation; the Corporation shall mail to holders of the Series D Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 4(xvii).


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(xviii) In the case of any consolidation of the Corporation or the merger of the
Corporation with or into any other entity or the sale or transfer of all or substantially all the assets of the Corporation pursuant to which a class or series of Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Series D Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of such class or series of Common Stock into which such share of Series D Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series D Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the applicable Stock Amount and the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other securities or property thereafter deliverable upon the conversion of Series D Preferred Stock. If this paragraph 4(xviii) applies, paragraphs 4(vi), 4(viii) and 4(x) do not apply.

(xix) In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Series D Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Stock Amount or Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Corporation, the Stock Amount or Conversion Price shall be recomputed immediately upon such recision to the Stock Amount or Conversion Price that would have been in effect had such event not been authorized, provided that such recision is permitted by and effective under applicable laws.

5. LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's capital stock, each holder of shares of the Series D Preferred Stock will be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference per share of Series D Preferred Stock held by such holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, any class or series of Common Stock of the Corporation. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series D Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series D Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Corporation or reduction or decrease in capital stock.

6. OPTIONAL REDEMPTION.

(i) The Series D Preferred Stock may be redeemed for cash, in whole or in part, at the option of the Corporation, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption (the "Applicable Redemption Price"), upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on July 19 of each of the years set forth below:

    YEAR                                   PERCENTAGE
    ----                                   ----------
    2001................................   103.00%
    2002................................   102.00%
    2003................................   101.00%
    2004 and thereafter.................   100.00%

      No optional redemption pursuant to this paragraph 6(i) shall be authorized or made unless, prior to giving the applicable redemption notice, all accumulated and unpaid dividends for periods ended prior to the date of such redemption notice shall have been paid in cash, Common Stock Units or a combination thereof.

(ii) In case of redemption of less than all of the shares of Series D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected PRO RATA or by lot as determined by the Corporation in its sole discretion.

(iii) Notice of any redemption shall be sent by or on behalf of the Corporation not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Series D Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, such notice shall state: (i) that such redemption is being made pursuant to the optional redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series D Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(iv) If notice has been mailed in accordance with Section 6(iii) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the PRO RATA benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series D Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series D Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(v) Any funds deposited with a bank or trust company for the purpose of redeeming Series D Preferred Stock shall be irrevocable except that:

      (a) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

      (b) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series D Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(vi) No Series D Preferred Stock may be redeemed except with funds legally available for such purpose. The Corporation shall take all actions required or permitted under the Georgia Business Corporation Code to permit any such redemption.

(vii) Notwithstanding the foregoing provisions of this Section 6, unless the full cumulative dividends on all outstanding shares of Series D Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed.

7. CHANGE OF CONTROL.

(i) Subject to paragraph 7(v) hereof, upon the occurrence of a Change of Control, the Corporation shall be required to make an offer (a "Preferred Stock Change of Control Offer") to each holder of shares of Series D Preferred Stock to repurchase all or any part of such holder's shares of Series D Preferred Stock at an offer price in cash equal to 100% of the aggregate Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date) and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment").

(ii) Within 30 days following any Change of Control, the Corporation shall (a) publish a notice of the Change of Control in The Wall Street Journal or a similar daily business publication of national distribution and (b) mail a notice to each holder of Series D Preferred Stock describing the transaction that constitutes the Change of Control, together with such other information as may be required pursuant to the securities laws, and stating: (A) that the Change of Control Offer is being made pursuant to this Certificate of Designations and that, to the extent lawful, all shares of Series D Preferred Stock validly tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Series D Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designations; (D) that, unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Series D Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date; and (E) a description of the procedures to be followed by such holder in order to have its shares of Series D Preferred Stock repurchased.

(iii) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (A) accept for payment shares of

Series D Preferred Stock validly tendered pursuant to the Change of Control Offer and (B) promptly mail to each holder of shares of Series D Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and
(C) unless the Corporation defaults in the payment for the shares of Series D Preferred Stock tendered pursuant to the Preferred Stock Change of Control Offer, dividends will cease to accrue with respect to the shares of Series D Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Corporation shall publicly announce the results of the Preferred Stock Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(iv) The Corporation shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Series D Preferred Stock in connection with a Change of Control.

(v) Notwithstanding the foregoing, prior to complying with this paragraph 7, but in any event within 90 days following a Change of Control, the Corporation shall either (a) repay or refinance all outstanding indebtedness or (b) obtain the requisite consents, if any, under all agreements governing outstanding indebtedness necessary to permit the repurchase of the Series D Preferred Stock required by this paragraph 7. The Corporation must first comply with the covenants in its outstanding indebtedness or take the actions described in the preceding sentence before it will be required to repurchase shares of Series D Preferred Stock in the event of a Change of Control; provided, that if the Corporation fails to repurchase shares of Series D Preferred Stock, the sole remedy to holders of Series D Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event.

(vi) Notwithstanding the foregoing, the Corporation shall not be required to make a Preferred Stock Change of Control Offer following a Change of Control if a third party makes the Preferred Stock Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations applicable to a Preferred Stock Change of Control Offer made by the Corporation and purchases all of the Series D Preferred Stock validly tendered and not withdrawn under such Preferred Stock Change of Control Offer.

8. VOTING RIGHTS.

(i) The holders of record of outstanding shares of the Series D Preferred Stock shall be entitled to vote, together with the outstanding shares of Common Stock and any other classes of voting securities of the Corporation, including the Existing Preferred Stock, as one class, except as otherwise required by Georgia law, on all matters on which holders of Common Stock are entitled to vote. Each outstanding share of Series D Preferred Stock shall be entitled to one-tenth of one vote per share of Series D Preferred Stock. Additionally, the holders of record of shares of the Series D Preferred Stock shall have voting rights as required by law and as hereinafter provided in this Section 8.

(ii) Upon:

      (a) the accumulation of accrued and unpaid dividends on the outstanding Series D Preferred Stock in an amount equal to six (6) quarterly dividends (whether or not consecutive); or

      (b) the failure of the Corporation to make a Preferred Stock Change of Control Offer or to repurchase all of the Series D Preferred Stock tendered in a Preferred Stock Change of Control Offer (each of the events described in clauses (a) and (b) being referred to herein as a "Voting Rights Triggering Event");

then the holders of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate single class, shall be entitled to elect such number of members to the Board of Directors of the Corporation constituting at least 20% of the then existing Board of Directors before such election (rounded to the nearest whole number), provided, however, that such number shall be no less than one nor greater than two, and the number of members of the Corporation's Board of Directors shall be immediately and automatically increased by one or two, as the case may be.

(iii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Series D Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by written consent of the holders of Series D Preferred Stock. Such right of the holders of Series D Preferred Stock to elect directors may be exercised until (a) all dividends in arrears shall have been paid in full and
(b) all other Voting Rights Triggering Events have been cured or waived, at which time the terms of such directors previously elected shall thereupon terminate, and such directors shall be deemed to have resigned.

(iv) At any time when such voting right shall have vested in the holders of Series D Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of holders of record of 10% or more of the Series D Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series D Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series D Preferred Stock then outstanding may designate in writing a holder of Series D Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Series D Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 8. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

(v) If any director so elected by the holders of Series D Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Series D Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

(vi) The Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding (with shares held by the Corporation or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

      (a) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase, shares of any class or series of Senior Securities;

      (b) amend or otherwise alter this Certificate of Designation (including the provisions of Section 8 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Series D Preferred Stock;

      (c) authorize the issuance of any additional shares of Series D Preferred Stock; or

      (d) waive any existing Voting Rights Triggering Event or compliance with any provision of this Certificate of Designation;

provided, however, that the Corporation shall not amend the Change of Control provisions of this Certificate of Designation (including the related definitions) without the approval of the holders of at least 662/3% of the then outstanding shares of Series D Preferred Stock, voting or consenting, as the case may be, as one class.

(vii) Without the consent of each holder affected, an amendment or waiver of the Corporation's Articles of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series D Preferred Stock held by a non-consenting holder):

      (a) alter the rights with respect to the Series D Preferred Stock or reduce the number of shares of Series D Preferred Stock whose holders must consent to an amendment, supplement or waiver;

      (b) reduce the Liquidation Preferences of or alter the provisions with respect to the redemption of the Series D Preferred Stock (except as provided with respect to Section 7 hereof);

      (c) reduce the rate of or change the time for payment of dividends on any share of Series D Preferred Stock;

      (d) waive the consequences of any failure to pay dividends on the Series D Preferred Stock;

      (e) make any share of Series D Preferred Stock payable in any form other than that stated in this Certificate of Designation;

      (f) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Series D Preferred Stock to receive the Liquidation Preference and dividends on the Series D Preferred Stock;

      (g) waive a redemption payment with respect to any share of Series D Preferred Stock (except as provided with respect to Section 7 hereof); or

      (h) make any changes in the foregoing amendment and waiver provisions.

(viii) The Corporation in its sole discretion may without the vote or consent of any holders of the Series D Preferred Stock amend or supplement this Certificate of Designation:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Series D Preferred Stock in addition to or in place of certificated Series D Preferred Stock; or

      (c) to make any change that would provide any additional rights or benefits to the holders of the Series D Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (x) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Series D Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Series D Preferred Stock.

9. MERGER, CONSOLIDATION AND SALE OF ASSETS. Without the vote or consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock, the Corporation may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (i) the entity formed by such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) if the Corporation is not the resulting entity, the Series D Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Series D Preferred Stock had immediately prior to such transaction; and (iii) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing. The resulting entity of such transaction shall thereafter be deemed to be the "Corporation" for all purposes of this Certificate of Designations.

10. REPORTS. The Corporation shall file within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Corporation is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") with the Transfer Agent. In the event the Corporation is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Corporation shall nevertheless continue to file such reports with the Commission (unless the Commission shall not accept such a filing) and the Transfer Agent. Whether or not required by the Exchange Act to file SEC Reports with the Commission, as long as any Series D Preferred Stock are outstanding, the Corporation shall furnish copies of the SEC Reports to the holders of Series D Preferred Stock at the time the Corporation is required to make such information available to the Transfer Agent and any investors who request it in writing. In addition, the Corporation has agreed that, for so long as any Series D Preferred Stock remains outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

11. AMENDMENT. This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series D Preferred Stock, voting separately as a class.

12. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series D Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation and in the Articles of Incorporation. The shares of Series D Preferred Stock shall have no preemptive or subscription rights.

13. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

14. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series D Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series D Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series D Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series D Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

15. REISSUANCE OF PREFERRED STOCK. Shares of Series D Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Georgia) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as Series D Preferred Stock must be in compliance with the terms hereof.

16. MUTILATED OR MISSING PREFERRED STOCK CERTIFICATES. If any of the Series D Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series D Preferred Stock certificate, or in lieu of and substitution for the Series D Preferred Stock certificate lost, stolen or destroyed, a new Series D Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series D Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series D Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent (if other than the Corporation).

17. CERTAIN DEFINITIONS. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular but having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires:

      "AVERAGE STOCK PRICE" means with respect to a security, as of a certain date, the average of the high and low sales prices of such security as reported by the Nasdaq National Market or any national securities exchange upon which such security is then listed, for each of the ten consecutive Trading Days immediately preceding the fifth Trading Day preceding such date.

      "BOARD" means the board of directors of the Corporation.

      "BUSINESS DAY" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

      "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Corporation, unless (A) the aggregate market price for shares of Common Stock comprising a Common Stock Unit based upon the Closing Price per share of each class or series of Common Stock comprising a Common Stock Unit for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the Conversion Price then in effect or (B) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause (iii) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Series D Preferred Stock becomes convertible solely into such common stock (and any rights attached thereto), or
(iv) the first day on which more than a majority of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Corporation becomes a subsidiary of another entity shall not constitute a Change of Control if (A) the stockholders of the Corporation immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Corporation immediately following the consummation of such transaction and (B) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Corporation.

      "CLOSING PRICE" means, for each Trading Day, the last reported sale price regular way on the Nasdaq National Market or, if the class or series of Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the corporation for that purpose.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means any class or series of common stock of the Corporation including the WorldCom Group Stock and the MCI Group Stock.

      "COMMON STOCK UNIT" means a number of shares of WorldCom Group Stock equal to the WCG Stock Amount and a number of shares of MCI Group Stock equal to the MCI Stock Amount.

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Corporation who (a) was a member of the Board of Directors on the Preferred Stock Issue Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

      "CONVERSION PRICE" shall initially mean $19.45 per share and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 4 hereof.

      "CORPORATION" mean WorldCom, Inc., a Georgia corporation and its successors.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXISTING PREFERRED STOCK" means the Series B Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.

      "LIQUIDATED DAMAGES" means all liquidated damages then owing under the Registration Rights Agreement.

      "MCI GROUP STOCK" means the WorldCom, Inc. - MCI Group Common Stock, par value $0.01 per share of the Corporation.

      "MCI STOCK AMOUNT" means the number of shares of MCI Group Stock in a Common Stock Unit, as adjusted from time to time pursuant to Section 4 of this Certificate of Designation. The MCI Stock Amount shall initially be 1/25 of a share of MCI Group Stock.

      "MERGER" means the merger of Merger Sub with and into Intermedia Communications Inc. pursuant to the Merger Agreement.

      "MERGER AGREEMENT" means the Agreement and Plan of Merger dated September 1, 2000, as amended by the First Amendment dated February 15, 2001 and the Second Amendment dated as of May 14, 2001, among the Corporation, Merger Sub and Intermedia Communications Inc.

      "MERGER SUB" means Wildcat Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Corporation.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PREFERRED STOCK ISSUE DATE" means July 1, 2001.

      "PRIOR DIVIDEND PAYMENT DATE" means April 15, 2001.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement with respect to the Preferred Stock, dated as of July 9, 1997, by and among the Company, Bear, Stearns & Co. Inc. and Salomon Brothers Inc, as such agreement may be amended, modified or supplemented from time to time.

      "SERIES B PREFERRED STOCK" means the Corporation's outstanding 7.75% Series B Convertible Preferred Stock

      "SERIES E PREFERRED STOCK" means the Corporation's outstanding 7% Series E Junior Convertible Preferred Stock.

      "SERIES F PREFERRED STOCK" means the Corporation's outstanding 7% Series F Junior Convertible Preferred Stock.

      "SERIES G PREFERRED STOCK" means the Corporation's outstanding 7% Series G Junior Convertible Participating Preferred Stock.

      "STOCK AMOUNT" means with respect to the MCI Group Stock, the MCI Stock Amount, and with respect to the WorldCom Group Stock, the WCG Stock Amount.

      "TRADING DAY" means any day on which the Nasdaq National Market or other applicable stock exchange or market is open for business.

      "TRANSFER AGENT" shall be The Bank of New York unless and until a successor is selected by the Corporation.

      "WCG STOCK AMOUNT" means the number of shares of WorldCom Group Stock in a Common Stock Unit, as adjusted from time to time pursuant to Section 4 of this Certificate of Designation. The WCG Stock Amount shall initially be one share of WorldCom Group Stock.

      "WORLDCOM GROUP STOCK" means the WorldCom, Inc. - WorldCom Group Common Stock, par value $0.01 per share of the Corporation.

                                                                       EXHIBIT H

1. DESIGNATION, AMOUNT AND LIQUIDATION PREFERENCE. The designation of this series of Preferred Stock shall be Series E Junior Convertible preferred stock, par value $0.01 per share (the "Series E Preferred Stock"). The number of shares shall be 64,047. The liquidation preference of shares of Series E Preferred Stock shall be $2,500 per share (the "Liquidation Preference").

2. RANKING. The Series E Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, (i) senior to all classes of common stock of the Corporation and to each other class of capital stock or series of preferred stock established after the Preferred Stock Issue Date by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series E Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the Common Stock of the Corporation as "Junior Securities"); (ii) on a parity with the Existing Preferred Stock, any additional shares of Series D Preferred Stock or Series E Preferred Stock issued by the Corporation in the future and any other class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series E Preferred Stock as to dividend distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Series E Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities").

      No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series E Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Senior Securities.

3. DIVIDENDS.

      (i) The holders of shares of the Series E Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends from the Prior Dividend Payment Date (whether or not such shares were outstanding on the Prior Dividend Payment Date) accruing at the rate per annum of 7% of the Liquidation Preference per share, payable quarterly in arrears on each July 15, October 15, January 15 and April 15, commencing on July 15, 2001 (each a "Dividend Payment Date"). If any such date is not a Business Day, such payment shall be made on the next succeeding Business Day, to the holders of record as of the next preceding July 1, October 1, January 1 and April 1 (each, a "Record Date"). Dividends will be payable, at the option of the Corporation,
(i) in cash, (ii) in Common Stock Units or (iii) through any combination of the foregoing. If the dividends are paid in Common Stock Units, the number of Common Stock Units to be issued on each share of the Series E Preferred Stock on each Dividend Payment Date will be determined by dividing the total dividend to be paid on each share of the Series E Preferred Stock by 95% of the sum of (i) the WCG Stock Amount multiplied by the Average Stock Price as of the Record Date for the WorldCom Group Stock, plus (ii) the MCI Stock Amount multiplied by the Average Stock Price as of the Record Date for the MCI Group Stock. The Transfer Agent is hereby authorized and directed to aggregate any fractional shares of Common Stock that are issued as dividends, sell them at the best available price and distribute the proceeds to the holders in proportion to their respective interests therein. The Corporation shall pay the expenses of the Transfer Agent with respect to such sale, including brokerage commissions. In the event the sale by the Transfer Agent of such aggregated fractional interests would be restricted, the Corporation and the Transfer Agent will agree upon other appropriate arrangements for the cash realization of the fractional interests. Dividends payable on the Series E Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis.

(ii) Dividends on the Series E Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period in which they relate. The Corporation shall take all actions required or permitted under the Georgia Business Corporation Code to permit the payment of dividends on the Series E Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the Georgia Business Corporation Code, to make or keep funds legally available for the payment of dividends.

(iii) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series E Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series E Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series E Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (a) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (b) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities;
(c) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries. Holders of the Series E Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

(iv) When dividends are declared by the Board of Directors, the Corporation shall issue a press release at least 15 Business Days prior to the Record Date setting forth (a) the method of payment for such dividends (cash, Common Stock Unit or a combination thereof) and (b) the pricing period used to determine the Average Stock Price and the then effective Stock

Amount for each class or series of the Common Stock to be issued.

4. CONVERSION.

(i) A holder of shares of Series E Preferred Stock may convert such shares into Common Stock comprising a Common Stock Unit at any time after the Preferred Stock Issue Date. For the purposes of conversion, each share of Series E Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of Common Stock Units issuable upon conversion, except that the right to convert shares of Series E Preferred Stock called for redemption shall terminate at the close of business on the Business Day preceding the Redemption Date and shall be lost if not exercised prior to that time, unless the Corporation shall default in payment of the Applicable Redemption Price. Immediately following such conversion, the rights of the holders of converted Series E Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Series E Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

(ii) To convert Series E Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Series E Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or the Transfer Agent, (B) notify the Corporation at such office that he elects to convert Series E Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required. In the event that a holder fails to notify the Corporation of the number of shares of Series E Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Corporation shall deliver certificates for the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Series E Preferred Stock represented by the certificate or certificates surrendered for conversion. The person or persons in whose name the Common Stock certificates are registered shall be treated as the stockholder of record on and after the Conversion Date. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of Series E

Preferred Stock or for dividends on any class or series of Common Stock issued upon such conversion. A share of Series E Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash, Common Stock Units or a combination thereof, in an amount equal to the dividend payable on such Dividend Payment Date, unless such share of Series E Preferred Stock has been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a share of Series E Preferred Stock called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date, and the holder converting such share of Series E Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series E Preferred Stock for conversion. If a holder of Series E Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total Liquidation Preference of all shares of Series E Preferred Stock converted. If the last day on which Series E Preferred Stock may be converted is not a Business Day, Series E Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

(iii) The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series E Preferred Stock. Instead the Corporation shall round the results of a conversion up to the nearest full share of each class or series of Common Stock.

(iv) If a holder converts shares of Series E Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

(v) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series E Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Series E Preferred Stock shall be fully paid and nonassessable. The Corporation shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series E Preferred Stock and shall endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

(vi) In case the Corporation shall pay or make a dividend or other distribution on any class or series of capital stock of the Corporation in a class or series of Common Stock other than the payment of dividends in Common Stock Units on the Series E Preferred Stock or any other regularly scheduled dividend on any other preferred stock which does not trigger any anti-dilution provisions in any other security, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Stock Amount by a fraction the numerator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares of such class or series of Common Stock constituting such dividend or other distribution, and the denominator of which shall be the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 4(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(vii) In case the Corporation shall issue rights, options or warrants to all holders of a class or series of its Common Stock entitling them to subscribe for, purchase or acquire shares of a class or series of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph 4(xi) below) of such class or series of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Stock Amount by a fraction the numerator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition and the denominator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of such class or series of Common Stock which the aggregate offering price for the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price per share, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase such class or series of Common Stock, the issuance of which resulted in an adjustment in a Stock Amount pursuant to this paragraph 4(vii), if any such right, option or warrant shall expire and shall not have been exercised, such Stock Amount shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be decreased to the amount it would have been (but reflecting any other adjustments to the Stock Amount made pursuant to the provisions of this Section 4 after the issuance of such rights, options or warrants) had the adjustment of the Stock Amount made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of such class or series of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph 4(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

(viii) In case the outstanding shares of a class or series of Common Stock shall be subdivided into a greater number of shares of such class or series of Common Stock, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common

Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be increased, and, conversely, in case the outstanding shares of a class or series of Common Stock shall each be combined into a smaller number of shares of such class or series of Common Stock, the applicable Stock Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be decreased to equal the product of the applicable Stock Amount in effect on such date and a fraction, the numerator of which shall be the number of shares of such class or series of Common Stock outstanding immediately after such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of such class or series of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(ix) In case the Corporation shall, by dividend or otherwise, distribute to all holders of a class or series of its Common Stock (A) evidences of its indebtedness or (B) shares of any class or series of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph 4(vii) above, (y) any dividend or distribution referred to in paragraph 4(vi) or 4(viii) above, and (z) cash dividends paid from the Corporation's retained earnings, unless the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of such class or series of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the market capitalization for such class or series of Common Stock (being the product of the then current market price per share (determined as provided in paragraph 4(xi) below) of such class or series of Common Stock times the aggregate number of shares of such class or series of Common Stock then outstanding on the record date for such distribution), then in each case, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for the determination of holders of such class or series of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Stock Amount by a fraction, of which the numerator shall be the current market price per share (determined as provided in paragraph 4(xi) below) of such class or series of Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) and the denominator shall be such current market price per share of such class or series of Common Stock less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to a Stock Amount has not previously been made pursuant to the terms of this paragraph 4) applicable to one share of such class or series of Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (1) and (2): (I) repurchases of Common Stock issued under the Corporation's stock incentive programs; and (II) dividends or distributions payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Securities.

(x) The reclassification or change of a class or series of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph 4(xviii) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of such class or series of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of paragraph 4(ix) above), and (B) a subdivision or combination, as the case may be, of the number of shares of such class or series of Common Stock outstanding immediately prior to such reclassification into the number of shares of such class or series of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 4(viii) above).

(xi) For the purpose of any computation under paragraph 4(vii) or 4(ix) above, the current market price per share of a class or series of Common Stock on any day shall be deemed to be the average of the Closing Prices of a share of such class or series of Common Stock for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the day before the day in question; provided that, in the case of paragraph 4(ix), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of such class or series of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

(xii) No adjustment in a Stock Amount need be made until all cumulative adjustments amount to 1% or more of such Stock Amount as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 shall be made to the nearest 1/10,000th of a cent or the nearest 1/10,000th of a share, as the case may be.

(xiii) For purposes of this paragraph 4, "Common Stock" includes WorldCom Group Stock, MCI Group Stock and any other stock of any class or series of the Corporation which has no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation. Subject to the provisions of paragraph 4(xviii) below, shares issuable on conversion of shares of Series E Preferred Stock shall include only shares of (i) WorldCom Group Stock, (ii) MCI Group Stock, and (iii) any class or classes or series resulting from any reclassification of WorldCom Group Stock or MCI Group Stock and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; PROVIDED that, if at any time there shall be more than one such resulting class or series, the shares of each such class or series then so issuable shall be substantially in the proportion which the total number of shares of such class or series resulting from all such reclassifications bears to the total number of shares of all such classes or series resulting from all such reclassifications.

(xiv) No adjustment in the Conversion Price shall reduce the Conversion Price below the then aggregate par value of one Common Stock Unit. No adjustment in a Stock Amount need be made under paragraphs 4(vi), 4(vii) and 4(ix) above if the

Corporation issues or distributes to each holder of Series E Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each holder would have been entitled to receive had Series E Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

(xv) Whenever the Conversion Price or a Stock Amount is adjusted, the Corporation shall promptly mail to holders of Series E Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the Transfer Agent for the Series E Preferred Stock, if any, a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to paragraph 4(xvi) below, the certificate shall be conclusive evidence that the adjustment is correct.

(xvi) The Corporation from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the aggregate par value of one Common Stock Unit. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Series E Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price or any Stock Amount otherwise in effect for purposes of paragraphs 4(vi), 4(vii), 4(viii) and 4(ix) above.

(xvii) If:

(A) the Corporation takes any action which would require an adjustment in a Stock Amount pursuant to paragraph 4(vii), 4(ix) or 4(x) above;

(B) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

(C) there is a dissolution or liquidation of the Corporation; the Corporation shall mail to holders of the Series

E Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 4(xvii).

(xviii) In the case of any consolidation of the Corporation or the merger of the Corporation with or into any other entity or the sale or transfer of all or substantially all the assets of the Corporation pursuant to which a class or series of Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Series E Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of such class or series of Common Stock into which such share of Series E Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series E Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the applicable Stock Amount and the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series E Preferred Stock. If this paragraph 4(xviii) applies, paragraphs 4(vi), 4(viii) and 4(x) do not apply.

(xix) In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Series E Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Stock Amount or Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Corporation, the Stock Amount or Conversion Price shall be recomputed immediately upon such recision to the Stock Amount or

Conversion Price that would have been in effect had such event not been authorized, provided that such recision is permitted by and effective under applicable laws.

5. LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's capital stock, each holder of shares of the Series E Preferred Stock will be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference per share of Series E Preferred Stock held by such holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, any class or series of Common Stock of the Corporation. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Series E Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series E Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series E Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Corporation or reduction or decrease in capital stock.

6. OPTIONAL REDEMPTION.

(i) The Series E Preferred Stock may be redeemed for cash, in whole or in part, at the option of the Corporation, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption (the "Applicable Redemption Price"), upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on October 18 of each of the years set forth below:

      YEAR                                      PERCENTAGE
      ----                                      ----------
      2001....................................  103.00%
      2002....................................  102.00%
      2003....................................  101.00%
      2004 and thereafter.....................  100.00%

      No optional redemption pursuant to this paragraph 6(i) shall be authorized or made unless, prior to giving the applicable redemption notice, all accumulated and unpaid dividends for periods ended prior to the date of such redemption notice shall have been paid in cash, Common Stock Units or a combination thereof.

(ii) In case of redemption of less than all of the shares of Series E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected PRO RATA or by lot as determined by the Corporation in its sole discretion.

(iii) Notice of any redemption shall be sent by or on behalf of the Corporation not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Series E Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Stock may be listed or admitted to trading, such notice shall state: (i) that such redemption is being made pursuant to the optional redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series E Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and

(vi) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(iv) If notice has been mailed in accordance with Section 6(iii) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the PRO RATA benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series E Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series E Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(v) Any funds deposited with a bank or trust company for the purpose of redeeming Series E Preferred Stock shall be irrevocable except that:

      (a) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

      (b) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series E Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(vi) No Series E Preferred Stock may be redeemed except with funds legally available for such purpose. The Corporation shall take all actions required or permitted under the Georgia Business Corporation Code to permit any such redemption.

(vii) Notwithstanding the foregoing provisions of this Section 6, unless the full cumulative dividends on all outstanding shares of Series E Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed.

7. CHANGE OF CONTROL.

(i) Subject to paragraph 7(v) hereof, upon the occurrence of a Change of Control, the Corporation shall be required to make an offer (a "Preferred Stock Change of Control Offer") to each holder of shares of Series E Preferred Stock to repurchase all or any part of such holder's shares of Series E Preferred Stock at an offer price in cash equal to 100% of the aggregate Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date) and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment").

(ii) Within 30 days following any Change of Control, the Corporation shall (a) publish a notice of the Change of Control in The Wall Street Journal or a similar daily business publication of national distribution and (b) mail a notice to each holder of Series E Preferred Stock describing the transaction that constitutes the Change of Control, together with such other information as may be required pursuant to the securities laws, and stating: (A) that the Change of Control Offer is being made pursuant to this Certificate of Designations and that, to the extent lawful, all shares of Series E Preferred Stock validly tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Series E Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designations; (D) that, unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Series E Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date; and (E) a description of the procedures to be followed by such holder in order to have its shares of Series E Preferred Stock repurchased.

(iii) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (A) accept for payment shares of Series E Preferred Stock validly tendered pursuant to the Change of Control Offer and (B) promptly mail to each holder of shares of Series E Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (C) unless the Corporation defaults in the payment for the shares of Series E Preferred Stock tendered pursuant to the Preferred Stock Change of Control Offer, dividends will cease to accrue with respect to the shares of Series E Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Corporation shall publicly announce the results of the Preferred Stock Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(iv) The Corporation shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Series E Preferred Stock in connection with a Change of Control.

(v) Notwithstanding the foregoing, prior to complying with this paragraph 7, but in any event within 90 days following a Change of Control, the Corporation shall either (a) repay or refinance all outstanding indebtedness or (b) obtain the requisite consents, if any, under all agreements governing outstanding indebtedness necessary to permit the repurchase of the Series E Preferred Stock required by this paragraph 7. The Corporation must first comply with the covenants in its outstanding indebtedness or take the actions described in the preceding sentence before it will be required to repurchase shares of Series E Preferred Stock in the event of a Change of Control; provided, that if the Corporation fails to repurchase shares of Series E Preferred Stock, the sole remedy to holders of Series E Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event.

(vi) Notwithstanding the foregoing, the Corporation shall not be required to make a Preferred Stock Change of Control Offer following a Change of Control if a third party makes the Preferred Stock Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations applicable to a Preferred Stock Change of Control Offer made by the Corporation and purchases all of the Series E Preferred Stock validly tendered and not withdrawn under such Preferred Stock Change of Control Offer.

8. VOTING RIGHTS.

(i) The holders of record of outstanding shares of the Series E Preferred Stock shall be entitled to vote, together with the outstanding shares of Common Stock and any other classes of voting securities of the Corporation, including the Existing Preferred Stock, as one class, except as otherwise required by Georgia law, on all matters on which holders of Common Stock are entitled to vote. Each outstanding share of Series E Preferred Stock shall be entitled to one-tenth of one vote per share of Series E Preferred Stock. Additionally, the holders of record of shares of the Series E Preferred Stock shall have voting rights as required by law and as hereinafter provided in this Section 8.

(ii) Upon:

      (a) the accumulation of accrued and unpaid dividends on the outstanding Series E Preferred Stock in an amount equal to six (6) quarterly dividends (whether or not consecutive); or

      (b) the failure of the Corporation to make a Preferred Stock Change of Control Offer or to repurchase all of the Series E Preferred Stock tendered in a Preferred Stock Change of Control Offer (each of the events described in clauses (a) and (b) being referred to herein as a "Voting Rights Triggering Event");

then the holders of a majority of the outstanding shares of Series E Preferred Stock, voting together with any parity securities then entitled to voting rights as a separate single class, shall be entitled to elect such number of members to the Board of Directors of the Corporation constituting at least 20% of the then existing Board of Directors before such election (rounded to the nearest whole number), provided, however, that such number shall be no less than one nor greater than two, and the number of members of the Corporation's Board of Directors shall be immediately and automatically increased by one or two, as the case may be.

(iii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Series E Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of Series E

Preferred Stock. Such right of the holders of Series E Preferred Stock to elect directors may be exercised until (a) all dividends in arrears shall have been paid in full and (b) all other Voting Rights Triggering Events have been cured or waived, at which time the term of such directors previously elected shall thereupon terminate, and such directors shall be deemed to have resigned.

(iv) At any time when such voting right shall have vested in the holders of Series E Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of holders of record of 10% or more of the Series E Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series E Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series E Preferred Stock then outstanding may designate in writing a holder of Series E Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Series E Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 8. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

(v) If any director so elected by the holders of Series E Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Series E Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

(vi) The Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series E Preferred Stock then outstanding (with shares held by the Corporation or any of its affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

      (a) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase, shares of any class or series of Senior Securities;

      (b) amend or otherwise alter this Certificate of Designation (including the provisions of Section 8 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Series E Preferred Stock;

      (c) authorize the issuance of any additional shares of Series E Preferred Stock; or

      (d) waive any existing Voting Rights Triggering Event or compliance with any provision of this Certificate of Designation;

provided, however, that the Corporation shall not amend the Change of Control provisions of this Certificate of Designation (including the related definitions) without the approval of the holders of at least 662/3% of the then outstanding shares of Series E Preferred Stock, voting or consenting, as the case may be, as one class.

(vii) Without the consent of each holder affected, an amendment or waiver of the Corporation's Articles of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series E Preferred Stock held by a non-consenting holder):

      (a) alter the voting rights with respect to the Series E Preferred Stock or reduce the number of shares of Series E Preferred Stock whose holders must consent to an amendment, supplement or waiver;

      (b) reduce the Liquidation Preference of or alter the provisions with respect to the redemption of the Series E Preferred Stock (except as provided with respect to Section 7 hereof);

      (c) reduce the rate of or change the time for payment of dividends on any share of Series E Preferred Stock;

      (d) waive the consequences of any failure to pay dividends on the Series E Preferred Stock;

      (e) make any share of Series E Preferred Stock payable in any form other than that stated in this Certificate of Designation;

      (f) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Series E Preferred Stock to receive the Liquidation Preference and dividends on the Series E Preferred Stock;

      (g) waive a redemption payment with respect to any share of Series E Preferred Stock (except as provided with respect to Section 7 hereof); or

      (h) make any change in the foregoing amendment and waiver provisions.

(viii) The Corporation in its sole discretion may without the vote or consent of any holders of the Series E Preferred Stock amend or supplement this Certificate of Designation:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Series E Preferred Stock in addition to or in place of certificated Series E Preferred Stock; or

      (c) to make any change that would provide any additional rights or benefits to the holders of the Series E Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (x) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Series E Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Series E Preferred Stock.

9. MERGER, CONSOLIDATION AND SALE OF ASSETS. Without the vote or consent of the holders of a majority of the then outstanding shares of Series E Preferred Stock, the Corporation may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (i) the entity formed by such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) if the Corporation is not the resulting entity, the Series E Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Series E Preferred Stock had immediately prior to such transaction; and (iii) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing. The resulting entity of such transaction shall thereafter be deemed to be the "Corporation" for all purposes of this Certificate of Designations.

10. REPORTS. The Corporation shall file within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Corporation is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") with the Transfer Agent. In the event the Corporation is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Corporation shall nevertheless continue to file such reports with the Commission (unless the Commission shall not accept such a filing) and the Transfer Agent. Whether or not required by the Exchange Act to file SEC Reports with the Commission, as long as any Series E Preferred Stock are outstanding, the Corporation shall furnish copies of the SEC Reports to the holders of Series E Preferred Stock at the time the Corporation is required to make such information available to the Transfer Agent and any investors who request it in writing. In addition, the Corporation has agreed that, for so long as any Series E Preferred Stock remains outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

11. AMENDMENT. This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the

Series E Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series E Preferred Stock, voting separately as a class.

12. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series E Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation and in the Articles of Incorporation. The shares of Series E Preferred Stock shall have no preemptive or subscription rights.

13. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

14. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Series E Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

15. REISSUANCE OF PREFERRED STOCK. Shares of Series E Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Georgia) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as Series E Preferred Stock must be in compliance with the terms hereof.

16. MUTILATED OR MISSING PREFERRED STOCK CERTIFICATES. If any of the Series E Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series E Preferred Stock certificate, or in lieu of and substitution for the Series E Preferred Stock certificate lost, stolen or destroyed, a new Series E Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series E Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series E Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent (if other than the Corporation).

17. CERTAIN DEFINITIONS. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular but having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires:

      "AVERAGE STOCK PRICE" means with respect to a security, as of a certain date, the average of the high and low sales prices of such security as reported by the Nasdaq National Market or any national securities exchange upon which such security is then listed, for each of the ten consecutive Trading Days immediately preceding the fifth Trading Day preceding such date."

      "BOARD" means the board of directors of the Corporation.

      "BUSINESS DAY" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed."

      "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any

"person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange
Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Corporation, unless (A) the aggregate market price for shares of Common Stock comprising a Common Stock Unit based upon the Closing Price per share of each class or series of Common Stock comprising a Common Stock Unit for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the Conversion Price then in effect or (B) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause (iii) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Series E Preferred Stock becomes convertible solely into such common stock (and any rights attached thereto), or (iv) the first day on which more than a majority of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Corporation becomes a subsidiary of another entity shall not constitute a Change of Control if (A) the stockholders of the Corporation immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Corporation immediately following the consummation of such transaction and (B) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Corporation."

      "CLOSING PRICE" means, for each Trading Day, the last reported sale price regular way on the Nasdaq National Market or, if the class or series of Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the corporation for that purpose."

      "COMMISSION" means the Securities and Exchange Commission."

      "COMMON STOCK" means any class or series of common stock of the Corporation including the WorldCom Group Stock and the MCI Group Stock."

      "COMMON STOCK UNIT" means a number of shares of WorldCom Group Stock equal to the WCG Stock Amount and a number of shares of MCI Group Stock equal to the MCI Stock Amount."

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Corporation who (a) was a member of the Board of Directors on the Preferred Stock Issue Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election."

      "CONVERSION PRICE" shall initially mean $30.235 per share and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 4 hereof."

      "CORPORATION" mean WorldCom, Inc., a Georgia corporation and its successors."

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended."

      "EXISTING PREFERRED STOCK" means the Series B Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock."

      "LIQUIDATED DAMAGES" means all liquidated damages then owing under the Registration Rights Agreement."

      "MCI GROUP STOCK" means the WorldCom, Inc. - MCI Group Common Stock, par value $0.01 per share of the Corporation."

      "MCI STOCK AMOUNT" means the number of shares of MCI Group Stock in a Common Stock Unit, as adjusted from time to time pursuant to Section 4 of this Certificate of Designation. The MCI Stock Amount shall initially be 1/25 of a share of MCI Group Stock."

      "MERGER" means the merger of Merger Sub with and into Intermedia Communications Inc. pursuant to the Merger Agreement."

      "MERGER AGREEMENT" means the Agreement and Plan of Merger dated September 1, 2000, as amended by the First Amendment dated February 15, 2001 and the Second Amendment dated as of May 14,

2001, among the Corporation, Merger Sub and Intermedia Communications Inc."

      "MERGER SUB" means Wildcat Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Corporation."

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity."

      "PREFERRED STOCK ISSUE DATE" means July 1, 2001."

      "PRIOR DIVIDEND PAYMENT DATE" means April 15, 2001."

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement with respect to the Preferred Stock, dated as of October 30, 1997, by and among the Corporation, Bear, Stearns & Co. Inc. and Salomon Brothers Inc, as such agreement may be amended, modified or supplemented from time to time."

      "SERIES B PREFERRED STOCK" means the Corporation's outstanding 7.75% Series B Convertible Preferred Stock."

      "SERIES D PREFERRED STOCK" means the Corporation's outstanding 7% Series D Junior Convertible Preferred Stock."

      "SERIES F PREFERRED STOCK" means the Corporation's outstanding 7% Series F Junior Convertible Preferred Stock."

      "SERIES G PREFERRED STOCK" means the Corporation's outstanding 7% Series G Junior Convertible Participating Preferred Stock."

      "STOCK AMOUNT" means with respect to the MCI Group Stock, the MCI Stock Amount, and with respect to the WorldCom Group Stock, the WCG Stock Amount."

      "TRADING DAY" means any day on which the Nasdaq National Market or other applicable stock exchange or market is open for business."

      "TRANSFER AGENT" shall be The Bank of New York unless and until a successor is selected by the Corporation."

      "WCG STOCK AMOUNT" means the number of shares of WorldCom Group Stock in a Common Stock Unit, as adjusted from time to time pursuant to Section 4 of this Certificate of Designation. The WCG Stock Amount shall initially be one share of WorldCom Group Stock."

      "WORLDCOM GROUP STOCK" means the WorldCom, Inc. - WorldCom Group Common Stock, par value $0.01 per share of the Corporation."

                                                                       EXHIBIT I

1. DESIGNATION, AMOUNT AND LIQUIDATION PREFERENCE. The designation of this series of Preferred Stock shall be Series F Junior Convertible preferred stock, par value $0.01 per share (the "Series F Preferred Stock"). The number of shares shall be 79,600. The liquidation preference of shares of Series F Preferred Stock shall be $2,500 per share (the "Liquidation Preference").

2. RANKING. The Series F Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, (i) senior to all classes of common stock of the Corporation and to each other class of capital stock or series of preferred stock established after the Preferred Stock Issue Date by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series F Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the Common Stock of the Corporation as "Junior Securities"); (ii) on a parity with the Existing Preferred Stock, any additional shares of Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock issued by the Corporation in the future and any other class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series F Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Series F Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities").

      No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series F Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Senior Securities.

3. DIVIDENDS.

(i) The holders of shares of the Series F Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative dividends from the Prior Dividend Payment Date (whether or not such shares were outstanding on the Prior Dividend Payment Date) accruing at the rate per annum of 7% of the Liquidation Preference per share, payable quarterly in arrears on each July 15, October 15, January 15 and April 15, commencing on July 15, 2001 (each a "Dividend Payment Date"). If any such date is not a Business Day, such payment shall be made on the next succeeding Business Day, to the holders of record as of the next preceding July 1, October 1, January 1 and April 1 (each, a "Record Date"). Dividends will be payable, at the option of the Corporation, (i) in cash, (ii) in Common Stock Units or (iii) through any combination of the foregoing. If the dividends are paid in Common Stock Units, the number of Common Stock Units to be issued on each share of the Series F Preferred Stock on each Dividend Payment Date will be determined by dividing the total dividend to be paid on each share of Series F Preferred Stock by 95% of the sum of (i) the WCG Stock Amount multiplied by the Average Stock Price as of the Record Date for the WorldCom Group Stock, plus (ii) the MCI Stock Amount multiplied by the Average Stock Price as of the Record Date for the MCI Group Stock. The Transfer Agent is hereby authorized and directed to aggregate any fractional shares of Common Stock that are issued as dividends, sell them at the best available price and distribute the proceeds to the holders in proportion to their respective interests therein. The Corporation shall pay the expenses of the Transfer Agent with respect to such sale, including brokerage commissions. In the event the sale by the Transfer Agent of such aggregated fractional interests would be restricted, the Corporation and the Transfer Agent will agree upon other appropriate arrangements for the cash realization of the fractional interests. Dividends payable on the Series F Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis. At the option of the Corporation, whenever dividends are to be paid by delivery of shares of Common Stock, such delivery shall be deemed to be made pursuant to the terms of a dividend reinvestment plan for the Series F Preferred Stock in which each holder of the Series F Preferred Stock shall be a participant.

(ii) Dividends on the Series F Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Corporation shall take all actions required or permitted under the Georgia Business Corporation Code to permit the payment of dividends on the Series F Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the Georgia Business Corporation Code, to make or keep funds legally available for the payment of dividends.

(iii) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series F Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series F Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series F Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (a) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (b) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities;
(c) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries. Holders of the Series F Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

(iv) When dividends are declared by the Board of Directors, the Corporation shall issue a press release at least 15 Business Days prior to the Record Date setting forth (a) the method of payment for such dividends (cash, Common Stock Unit or a combination thereof) and (b) the pricing period used to determine the Average Stock Price and the then effective Stock Amount for each class or series of the Common Stock to be issued.

4. CONVERSION.

(i) A holder of shares of Series F Preferred Stock may convert such shares into Common Stock comprising a Common Stock Unit at any time after the Preferred Stock Issue Date. For the purposes of conversion, each share of Series F Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of Common Stock Units issuable upon conversion, except that the right to convert shares of Series F Preferred Stock called for redemption shall terminate at the close of business on the Business Day preceding the Redemption Date and shall be lost if not exercised prior to that time, unless the Corporation shall default in payment of the Applicable Redemption Price. Immediately following such conversion, the rights of the holders of converted Series F Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Series F Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

(ii) To convert Series F Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Series F Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or the Transfer Agent, (B) notify the Corporation at such office that he elects to convert Series F Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required. In the event that a holder fails to notify the Corporation of the number of shares of Series F Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Corporation shall deliver certificates for the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Series F Preferred Stock represented by the certificate or certificates surrendered for conversion. The person or persons in whose name the Common Stock certificates are registered shall be treated as the stockholder of record on and after the Conversion Date. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of Series F Preferred Stock or for dividends on any class or series of Common Stock issued upon such conversion. A share of Series F Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash, Common Stock Units or a combination thereof, in an amount equal to the dividend payable on such Dividend Payment Date, unless such share of Series F Preferred Stock has been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a share of Series F Preferred Stock called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date, and the holder converting such share of Series F Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series F Preferred Stock for conversion. If a holder of Series F Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total Liquidation Preference of all shares of Series F Preferred Stock converted. If the last day on which Series F Preferred Stock may be converted is not a Business Day, Series F Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

(iii) The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series F Preferred Stock. Instead the Corporation shall round the results of a conversion up to the nearest full share of each class or series of Common Stock.

(iv) If a holder converts shares of Series F Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

(v) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series F Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Series F Preferred Stock shall be fully paid and nonassessable. The Corporation shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series F Preferred Stock and shall endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

(vi) In case the Corporation shall pay or make a dividend or other distribution on any class or series of capital stock of the Corporation in a class or series of Common Stock other than the payment of dividends in Common Stock Units on the Series F Preferred Stock or any other regularly scheduled dividend on any other preferred stock which does not trigger any anti-dilution provisions in any other security, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Stock Amount by a fraction the numerator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares of such class or series of Common Stock constituting such dividend or other distribution, and the denominator of which shall be the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 4(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(vii) In case the Corporation shall issue rights, options or warrants to all holders of a class or series of its Common Stock entitling them to subscribe for, purchase or acquire shares of a class or series of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph 4(xi) below) of such class or series of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Stock Amount by a fraction the numerator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition and the denominator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of such class or series of Common Stock which the aggregate offering price for the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price per share, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase such class or series of Common Stock, the issuance of which resulted in an adjustment in a Stock Amount pursuant to this paragraph 4(vii), if any such right, option or warrant shall expire and shall not have been exercised, such Stock Amount shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be decreased to the amount it would have been (but reflecting any other adjustments to the Stock Amount made pursuant to the provisions of this Section 4 after the issuance of such rights, options or warrants) had the adjustment of the Stock Amount made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of such class or series of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purpose of this paragraph 4(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

(viii) In case the outstanding shares of a class or series of Common Stock shall be subdivided into a greater number of shares of such class or series of Common Stock, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be increased, and, conversely, in case the outstanding shares of a class or series of Common Stock shall each be combined into a smaller number of shares of such class or series of Common Stock, the applicable Stock Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be decreased to equal the product of the applicable Stock Amount in effect on such date and a fraction, the numerator of which shall be the number of shares of such class or series of Common Stock outstanding immediately after such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of such class or series of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(ix) In case the Corporation shall, by dividend or otherwise, distribute to all holders of a class or series of its Common Stock (A) evidences of its indebtedness or (B) shares of any class or series of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph 4(vii) above, (y) any dividend or distribution referred to in paragraph 4(vi) or 4(viii) above, and (z) cash dividends paid from the Corporation's retained earnings, unless the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of such class or series of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the market capitalization for such class or series of Common Stock (being the product of the then current market price per share (determined as provided in paragraph 4(xi) below) of such class or series of Common Stock times the aggregate number of shares of such class or series of Common Stock then outstanding on the record date for such distribution), then in each case, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for the determination of holders of such class or series of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Stock Amount by a fraction, of which the numerator shall be the current market price per share (determined as provided in paragraph 4(xi) below) of such class or series of Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) and the denominator shall be such current market price per share of such class or series of Common Stock less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to a Stock Amount has not previously been made pursuant to the terms of this paragraph 4) applicable to one share of such class or series of Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (1) and (2): (I) repurchases of Common Stock issued under the Corporation's stock incentive programs; and (II) dividends or distributions payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Securities.

(x) The reclassification or change of a class or series of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph 4(xviii) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of such class or series of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of paragraph 4(ix) above), and (B) a subdivision or combination, as the case may be, of the number of shares of such class or series of Common Stock outstanding immediately prior to such reclassification into the number of shares of such class or series of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 4(viii) above).

(xi) For the purposes of any computation under paragraph 4(vii) or 4(ix) above, the current market price per share of a class or series of Common Stock on any day shall be deemed to be the average of the Closing Prices of a share of such class or series of Common Stock for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the day before the day in question; provided that, in the case of paragraph 4(ix), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of such class or series of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

(xii) No adjustment in a Stock Amount need be made until all cumulative adjustments amount to 1% or more of such Stock Amount as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 shall be made to the nearest 1/10,000th of a cent or the nearest 1/10,000th of a share, as the case may be.

(xiii) For purposes of this paragraph 4, "Common Stock" includes WorldCom Group Stock, MCI Group Stock and any other stock of any class or series of the Corporation which has no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation. Subject to the provisions of paragraph 4(xviii) below, shares issuable on conversion of shares of Series F Preferred Stock shall include only shares of (i) WorldCom Group Stock, (ii) MCI Group Stock, and (iii) any class or classes or series resulting from any reclassification of WorldCom Group Stock or MCI Group Stock and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; PROVIDED that, if at any time there shall be more than one such resulting class or series, the shares of each such class or series then so issuable shall be substantially in the proportion which the total number of shares of such class or series resulting from all such reclassifications bears to the total number of shares of all such classes or series resulting from all such reclassifications.

(xiv) No adjustments in the Conversion Price shall reduce the Conversion Price below the then aggregate par value of one Common Stock Unit. No adjustment in a Stock Amount need be made under paragraphs 4(vi), 4(vii) and 4(ix) above if the Corporation issues or distributes to each holder of Series F Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each holder would have been entitled to receive had Series F Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

(xv) Whenever the Conversion Price or a Stock Amount is adjusted, the Corporation shall promptly mail to holders of Series F Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the Transfer Agent for the Series F Preferred Stock, if any, a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to paragraph 4(xvi) below, the certificate shall be conclusive evidence that the adjustment is correct.

(xvi) The Corporation from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the aggregate par value of one Common Stock Unit. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Series F Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price or any Stock Amount otherwise in effect for purposes of paragraphs 4(vi), 4(vii), 4(viii) and 4(ix) above.

(xvii) If:

      (a) the Corporation takes any action which would require an adjustment in a Stock Amount pursuant to paragraph 4(vii), 4(ix) or 4(x) above;

      (b) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

      (c) there is a dissolution or liquidation of the Corporation; the Corporation shall mail to holders of the Series F Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 4(xvii).

(xviii) In the case of any consolidation of the Corporation or the merger of the Corporation with or into any other entity or the sale or transfer of all or substantially all the assets of the Corporation pursuant to which a class or series of Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Series F Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of such class or series of Common Stock into which such share of Series F Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series F Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the applicable Stock Amount and the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other securities or property thereafter deliverable upon the conversion of Series F Preferred Stock. If this paragraph 4(xviii) applies, paragraphs 4(vi), 4(viii) and 4(x) do not apply.

(xix) In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Series F Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Stock Amount or Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Corporation, the Stock Amount or Conversion Price shall be recomputed immediately upon such recision to the Stock Amount or Conversion Price that would have been in effect had such event not been authorized, provided that such recision is permitted by and effective under applicable laws.

5. LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's capital stock, each holder of shares of the Series F Preferred Stock will be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference per share of Series F Preferred Stock held by such holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, any class or series of Common Stock of the Corporation. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Series F Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series F Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series F Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Corporation or reduction in capital stock.

6. OPTIONAL REDEMPTION.

(i) The Series F Preferred Stock may not be redeemed at the option of the Corporation prior to October 17, 2001. The Series F Preferred Stock may be redeemed for cash, in whole or in part, at the option of the Corporation on or after October 17, 2001, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption (the "Applicable Redemption Price"), upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on October 17 of each of the years set forth below:

      YEAR                                           PERCENTAGE
      ----                                           ----------
      2001 ........................................  104.00%
      2002 ........................................  103.00%
      2003 ........................................  102.00%
      2004 ........................................  101.00%
      2005 and thereafter .........................  100.00%

      No optional redemption pursuant to this paragraph 6(i) shall be authorized or made unless, prior to giving the applicable redemption notice, all accumulated and unpaid dividends for periods ended prior to the date of such redemption notice shall have been paid in cash, Common Stock Units or a combination thereof.

(ii) In case of redemption of less than all of the shares of Series F Preferred Stock at the time outstanding, the shares to be redeemed shall be selected PRO RATA or by lot as determined by the Corporation in its sole discretion.

(iii) Notice of any redemption shall be sent by or on behalf of the Corporation not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Series F Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series F Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) that such redemption is being made pursuant to the optional redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series F Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(iv) If notice has been mailed in accordance with Section 6(iii) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the PRO RATA benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series F Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series F Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(v) Any funds deposited with a bank or trust company for the purpose of redeeming Series F Preferred Stock shall be irrevocable except that:

(A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series F Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(vi) No Series F Preferred Stock may be redeemed except with funds legally available for such purpose. The Corporation shall take all actions required or permitted under the Georgia Business Corporation Code to permit any such redemption.

(vii) Notwithstanding the foregoing provisions of this Section 6, unless the full cumulative dividends on all outstanding shares of Series F Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed.

7. CHANGE OF CONTROL.

(i) Subject to paragraph 7(v) hereof, upon the occurrence of a Change of Control, the Corporation shall be required to make an offer (a "Preferred Stock Change of Control Offer") to each holder of shares of Series F Preferred Stock to repurchase all or any part of such holder's shares of Series F Preferred Stock at an offer price in cash equal to 100% of the aggregate Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date) and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment").

(ii) Within 30 days following any Change of Control, the Corporation shall (a) publish a notice of the Change of Control in The Wall Street Journal or a similar daily business publication of national distribution and (b) mail a notice to each holder of Series F Preferred Stock describing the transaction that constitutes the Change of Control, together with such other information as may be required pursuant to the securities laws, and stating: (A) that the Change of Control Offer is being made pursuant to this Certificate of Designations and that, to the extent lawful, all shares of Series F Preferred Stock validly tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Series F Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designations; (D) that, unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Series F Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date; and (E) a description of the procedures to be followed by such holder in order to have its shares of Series F Preferred Stock repurchased.

(iii) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (A) accept for payment shares of Series F Preferred Stock validly tendered pursuant to the Change of Control Offer and (B) promptly mail to each holder of shares of Series F Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (C) unless the Corporation defaults in the payment for the shares of Series F Preferred Stock tendered pursuant to the Preferred Stock Change of Control Offer, dividends will cease to accrue with respect to the shares of Series F Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Corporation shall publicly announce the results of the Preferred Stock Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(iv) The Corporation shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Series F Preferred Stock in connection with a Change of Control.

(v) Notwithstanding the foregoing, prior to complying with this paragraph 7, but in any event within 90 days following a Change of Control, the Corporation shall either (a) repay or refinance all outstanding indebtedness or (b) obtain the requisite consents, if any, under all agreements governing outstanding indebtedness necessary to permit the repurchase of the Series F Preferred Stock required by this paragraph 7. The Corporation must first comply with the covenants in its outstanding indebtedness or take the actions described in the preceding sentence before it will be required to repurchase shares of Series F Preferred Stock in the event of a Change of Control; provided, that if the Corporation fails to repurchase shares of Series F Preferred Stock, the sole remedy to holders of Series F Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event.

(vi) Notwithstanding the foregoing, the Corporation shall not be required to make a Preferred Stock Change of Control Offer following a Change of Control if a third party makes the Preferred Stock Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations applicable to a Preferred Stock Change of Control Offer made by the Corporation and purchases all of the Series F Preferred Stock validly tendered and not withdrawn under such Preferred Stock Change of Control Offer.

8. VOTING RIGHTS.

(i) The holders of record of outstanding shares of the Series F Preferred Stock shall be entitled to vote, together with the outstanding shares of Common Stock and any other classes of voting securities of the Corporation, including the Existing Preferred Stock, as one class, except as otherwise required by Georgia law, on all matters on which holders of Common Stock are entitled to vote. Each outstanding share of Series F Preferred Stock shall be entitled to one-tenth of one vote per share of Series F Preferred Stock. Additionally, the holders of record of shares of the Series F Preferred Stock shall have voting rights as required by law and as hereinafter provided in this Section 8.

(ii) Upon:

(A) the accumulation of accrued and unpaid dividends on the outstanding Series F Preferred Stock in an amount equal to six (6) quarterly dividends (whether or not consecutive); or

(B) the failure of the Corporation to make a Preferred Stock Change of Control Offer or to repurchase all of the Series F Preferred Stock tendered in a Preferred Stock Change of Control Offer (each of the events described in clauses
(a) and (b) being referred to herein as a "Voting Rights Triggering Event");

then the holders of a majority of the outstanding shares of Series F Preferred Stock, voting together with any parity securities then entitled to voting rights, shall be entitled to elect such number of members to the Board of Directors of the Corporation constituting at least 20% of the then existing Board of Directors before such election (rounded to the nearest whole number), provided, however, that such number shall be no less than one nor greater than two, and the number of members of the Corporation's Board of Directors shall be immediately and automatically increased by one or two, as the case may be.

(iii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Series F Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of Series F Preferred Stock. Such right of the holders of Series F Preferred Stock to elect directors may be exercised until (a) all dividends in arrears shall have been paid in full and
(b) all other Voting Rights Triggering Events have been cured or waived, at which time the term of such directors previously elected shall thereupon terminate, and such directors shall be deemed to have resigned.

(iv) At any time when such voting right shall have vested in the holders of Series F Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of holders of record of 10% or more of the Series F Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series F Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series F Preferred Stock then outstanding may designate in writing a holder of Series F Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Series F Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 8. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

(v) If any directors so elected by the holders of Series F Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Series F Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

(vi) The Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series F Preferred Stock then outstanding (with shares held by the Corporation or any of its affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

(A) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase, shares of any class or series of Senior Securities;

(B) amend or otherwise alter this Certificate of Designation (including the provisions of Section 8 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Series F Preferred Stock;

(C) authorize the issuance of any additional shares of Series F Preferred Stock; or

(D) waive any existing Voting Rights Triggering Event or compliance with any provision of this Certificate of Designation;

provided, however, that the Corporation shall not amend the Change of Control provisions of this Certificate of Designation (including the related definitions) without the approval of the holders of at least 662/3% of the then outstanding shares of Series F Preferred Stock, voting or consenting, as the case may be, as one class.

(vii) Without the consent of each holder affected, an amendment or waiver of the Corporation's Articles of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series F Preferred Stock held by a non-consenting holder):

(A) alter the rights with respect to the Series F Preferred Stock or reduce the number of shares of Series F Preferred Stock whose holders must consent to an amendment, supplement or waiver;

(B) reduce the Liquidation Preferences of or alter the provisions with respect to the redemption of the Series F Preferred Stock (except as provided with respect to Section 7 hereof);

(C) reduce the rate of or change the time for payment of dividends on any share of Series F Preferred Stock;

(D) waive the consequences of any failure to pay dividends on the Series F Preferred Stock;

(E) make any share of Series F Preferred Stock payable in any form other than that stated in this Certificate of Designation;

(F) make any changes in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Series F Preferred Stock to receive the Liquidation Preference and dividends on the Series F Preferred Stock;

(G) waive a redemption payment with respect to any share of Series F Preferred Stock (except as provided with respect to Section 7 hereof); or

(H) make any changes in the foregoing amendment and waiver provisions.

(viii) The Corporation in its sole discretion may without the vote or consent of any holders of the Series F Preferred Stock amend or supplement this Certificate of Designation:

(A) to cure any ambiguity, defect or inconsistency;

(B) to provide for uncertificated Series F Preferred Stock in addition to or in place of certificated Series F Preferred Stock; or

(C) to make any change that would provide any additional rights or benefits to the holders of the Series F

Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of such holder.

Except as set forth above, (x) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Series F Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Series F Preferred Stock.

9. MERGER, CONSOLIDATION AND SALE OF ASSETS. Without the vote or consent of the holders of a majority of the then outstanding shares of Series F Preferred Stock, the Corporation may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (i) the entity formed by such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;
(ii) if the Corporation is not the resulting entity, the Series F Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Series F Preferred Stock had immediately prior to such transaction; and (iii) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing. The resulting entity of such transaction shall thereafter be deemed to be the "Corporation" for all purposes of this Certificate of Designations.

10. REPORTS. The Corporation shall file within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Corporation is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") with the Transfer Agent. In the event the Corporation is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Corporation shall nevertheless continue to file such reports with the Commission (unless the Commission shall not accept such a filing) and the Transfer Agent. Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any shares of Series F Preferred Stock are outstanding, the

Corporation shall furnish copies of the SEC Reports to the holders of Series F Preferred Stock at the time the Corporation is required to make such information available to the Transfer Agent and any investors who request it in writing. In addition, the Corporation has agreed that, for so long as any Series F Preferred Stock remains outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

11. AMENDMENT. This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series F Preferred Stock, voting separately as a class.

12. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series F Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation and in the Articles of Incorporation. The shares of Series F Preferred Stock shall have no preemptive or subscription rights.

13. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

14. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Series F Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series F Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series F

Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series F Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series F Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

15. REISSUANCE OF PREFERRED STOCK. Shares of Series F Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Georgia) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as Series F Preferred Stock must be in compliance with the terms hereof.

16. MUTILATED OR MISSING PREFERRED STOCK CERTIFICATES. If any of the Series F Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series F Preferred Stock certificate, or in lieu of and substitution for the Series F Preferred Stock certificate lost, stolen or destroyed, a new Series F Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series F Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series F Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent (if other than the Corporation).

17. CERTAIN DEFINITIONS. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular but having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires:

      "AVERAGE STOCK PRICE" means with respect to a security, as of a certain date, the average of the high and low sales prices of such security as reported by the Nasdaq National Market or any national securities exchange upon which such security is then listed, for each of the ten consecutive Trading Days immediately preceding the fifth Trading Day preceding such date.

      "BOARD" means the board of directors of the Corporation.

      "BUSINESS DAY" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

      "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Corporation, unless (A) the aggregate market price for shares of Common Stock comprising a Common Stock Unit based upon the Closing Price per share of each class or series of Common Stock comprising a Common Stock Unit for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the Conversion Price then in effect or (B) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause (iii) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Series F Preferred Stock becomes convertible solely into such common stock (and any rights attached thereto), or
(iv) the first day on which more than a majority of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Corporation becomes a subsidiary of another entity shall not constitute a Change of Control if (A) the stockholders of the Corporation immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Corporation immediately following the consummation of such transaction and (B) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Corporation.

      "CLOSING PRICE" means, for each Trading Day, the last reported sale price regular way on the Nasdaq National Market or, if the class or series of Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the corporation for that purpose.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means any class or series of common stock of the Corporation including the WorldCom Group Stock and the MCI Group Stock.

      "COMMON STOCK UNIT" means a number of shares of WorldCom Group Stock equal to the WCG Stock Amount and a number of shares of MCI Group Stock equal to the MCI Stock Amount.

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Corporation who (a) was a member of the Board of Directors on the Preferred Stock Issue Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

      "CONVERSION PRICE" shall initially mean $42.075 per share and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 4 hereof.

      "CORPORATION" mean WorldCom, Inc., a Georgia corporation and its successors.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXISTING PREFERRED STOCK" means the Series B Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.

      "LIQUIDATED DAMAGES" means all liquidated damages then owing under the Registration Rights Agreement.

      "MCI GROUP STOCK" means the WorldCom, Inc. - MCI Group Common Stock, par value $0.01 per share of the Corporation.

      "MCI STOCK AMOUNT" means the number of shares of MCI Group Stock in a Common Stock Unit, as adjusted from time to time pursuant to Section 4 of this Certificate of Designation. The MCI Stock Amount shall initially be 1/25 of a share of MCI Group Stock.

      "MERGER" means the merger of Merger Sub with and into Intermedia Communications Inc. pursuant to the Merger Agreement.

      "MERGER AGREEMENT" means the Agreement and Plan of Merger dated September 1, 2000, as amended by the First Amendment dated February 15, 2001 and the Second Amendment dated as of May 14,

2001, among the Corporation, Merger Sub and Intermedia Communications Inc.

      "MERGER SUB" means Wildcat Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Corporation.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PREFERRED STOCK ISSUE DATE" means July 1, 2001.

      "PRIOR DIVIDEND PAYMENT DATE" means April 15, 2001.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement with respect to the Preferred Stock, dated as of

      August 18, 1998, by and among the Corporation, Bear, Stearns & Co., Inc., Smith Barney Inc., Merrill Lynch & Co. and Warburg Dillon Read LLC, as such agreement may be amended, modified or supplemented from time to time.

      "SERIES B PREFERRED STOCK" means the Corporation's outstanding 7.75% Series B Convertible Preferred Stock.

      "SERIES D PREFERRED STOCK" means the Corporation's outstanding 7% Series D Junior Convertible Preferred Stock.

      "SERIES E PREFERRED STOCK" means the Corporation's outstanding 7% Series E Junior Convertible Preferred Stock.

      "SERIES F PREFERRED STOCK" means the Corporation's outstanding 7% Series F Junior Convertible Preferred Stock.

      "SERIES G PREFERRED STOCK" means the Corporation's outstanding 7% Series G Junior Convertible Participating Preferred Stock.

      "STOCK AMOUNT" means with respect to the MCI Group Stock, the MCI Stock Amount, and with respect to the WorldCom Group Stock, the WCG Stock Amount.

      "TRADING DAY" means any day on which the Nasdaq National Market or other applicable stock exchange or market is open for business.

      "TRANSFER AGENT" shall be The Bank of New York unless and until a successor is selected by the Corporation.

      "WCG STOCK AMOUNT" means the number of shares of WorldCom Group Stock in a Common Stock Unit, as adjusted from time to time pursuant to Section 4 of this Certificate of Designation. The WCG Stock Amount shall initially be one share of WorldCom Group Stock.

      "WORLDCOM GROUP STOCK" means the WorldCom, Inc. - WorldCom Group Common Stock, par value $0.01 per share of the Corporation.

EXHIBIT J

1. DESIGNATION, AMOUNT AND LIQUIDATION PREFERENCE. The designation of this series of preferred stock shall be Series G Junior Convertible Participating Preferred Stock, par value $0.01 per share (the "Series G Preferred Stock"). The number of shares shall be 200,000. The liquidation preference of shares of the Series G Preferred Stock shall be $1,000 per share (the "Liquidation Preference").

2. RANKING. The Series G Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, (i) senior to all classes of common stock of the Corporation and to each other class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series G Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the Common Stock of the Corporation as "Junior Securities"); (ii) on a parity with the Existing Preferred Stock and any additional shares of Series G Preferred Stock issued by the Corporation in the future and any other class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board, the terms of which expressly provide that such class or series will rank on a parity with the Series G Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Corporation established after the Preferred Stock Issue Date by the Board, the terms of which expressly provide that such class or series will rank senior to the

Series G Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities").

      No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series G Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Senior Securities.

3. DIVIDENDS.

      i. The holders of shares of the Series G Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board out of funds of the Corporation legally available therefor, cumulative dividends from the Prior Dividend Payment Date (whether or not such shares were outstanding on the Prior Dividend Payment
            Date) accruing at the rate per annum of 7% of the sum of (i) the Liquidation Preference per share and (ii) all compounded accumulated and unpaid dividends on such shares of Series G Preferred Stock from the Prior Dividend Payment Date, payable and compounded quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on July 15, 2001 (each a "Dividend Payment Date"). If any such date is not a Business Day, such payment shall be made on the next succeeding Business Day, to the holders of record as of the next preceding January 1, April 1, July 1 and October 1 (each, a "Record Date"). Dividends will be payable, at the option of the Corporation, (i) in cash, (ii) in Common Stock Units to holders (based upon the Average Stock Price) or (iii) through any combination of the foregoing. If the dividends are paid in Common Stock Units, the number of Common Stock Units to be issued on each Dividend Payment Date will be determined by dividing the total dividend to be paid on all outstanding shares of Series G Preferred Stock held by each holder by the sum of (i) the WCG Stock Amount multiplied by the Average Stock Price as of the Record Date for the WorldCom Group Stock, plus (ii) the MCI Stock Amount multiplied by the Average Stock Price as of the Record Date for the MCI Group Stock. In the event of a Sale of the Corporation, Significant Event or Change of Control where the Series G Preferred Stock remains outstanding, the term Common Stock, as used solely in this paragraph 3(i), paragraph 3(v) and paragraph 3(vi), shall mean securities issuable to the holders of Common Stock comprising a Common Stock Unit in connection with such Sale of the

            Corporation, Significant Event or Change of Control, as the case may be. The Transfer Agent shall not issue any fractional shares of Common Stock as a dividend payment. Instead the Transfer Agent shall round the number of shares of Common Stock payable as a dividend hereunder up to the nearest full share of Common Stock. Dividends payable on the Series G Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accumulate on a daily basis.

      ii. Dividends on the Series G Preferred Stock shall accumulate and compound quarterly whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate and compound quarterly to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Corporation shall take all actions required or permitted under the Georgia Business Corporation Code (x) to permit the payment of dividends on the Series G Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the Georgia Business Corporation Code, to make or keep funds legally available for the payment of dividends and (y) to declare and pay such dividends to the extent there are funds legally available therefor.

      iii. No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series G Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series G Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series G Preferred Stock for all past dividend periods shall have been declared and paid in full, or declared and a sufficient sum for the payment thereof set apart, then: (A) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (C) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries.

iv. Unless full cumulative dividends on all outstanding shares of Series G Preferred Stock for all past dividend periods shall have been declared and paid in full or declared and a sum sufficient for the payment thereof set apart, then: (A) no dividend (other than a dividend payably solely in shares of any Parity Securities or Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Securities; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Parity Securities, other than a distribution consisting solely of Parity Securities;
(C) no shares of Parity Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of Junior Securities) by the Corporation or any of its Subsidiaries; and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Securities by the Corporation or any of its Subsidiaries. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series G Preferred Stock, such payment shall be distributed ratably among the holders of Series G Preferred Stock based upon the aggregate accumulated but unpaid dividends on the Series G Preferred Stock held by each holder. When dividends are not paid in full or a sum sufficient for such payment is not set apart as aforesaid, all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series G Preferred Stock and accumulated and unpaid on such Parity Securities.

v. Holders of the Series G Preferred Stock shall also be entitled to receive, when, as and if dividends on a class or series of Common Stock are declared or other distributions are made by the Board out of funds of the Corporation legally available therefor, any dividends or other distributions, whether payable in cash, property or stock, payable to all holders of such class or series of Common Stock as if such holder of Series G Preferred Stock held the number of shares of such class or series of Common Stock into which such shares of Series G Preferred Stock might have been converted pursuant to the terms of
Section 4 hereof on the date fixed for the determination of holders of such class or series of Common Stock entitled to receive such distribution. Any such declared and unpaid dividends will be payable upon a liquidation, dissolution or winding-up, first to the holders of the Series G Preferred Stock and then to the holders of the Common Stock. Notwithstanding anything to the contrary contained herein, no adjustment in the Conversion Price or any Stock Amount shall be made pursuant to Section 4 below if the Corporation distributes to each holder of Series G Preferred Stock any dividends or other distribution payable on the Common Stock pursuant to this paragraph 3(v).

vi. When dividends are declared by the Board, the Corporation shall issue a press release within 3 Business Days of the Record Date setting forth (A) the method of payment for such dividends (cash, Common Stock Units or a combination thereof) and (B) the Average Stock Price and the then effective Stock Amount for each class or series of the Common Stock to be issued.

vii. The Corporation has reserved and shall continue to reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the payment of dividends on the Series G Preferred Stock pursuant to this Section 3. All shares of Common Stock that may be issued in payment of dividends on the Series G Preferred Stock shall be fully paid and nonassessable. The Corporation shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock in payment of dividends and shall endeavor to list such shares of Common Stock on each national securities exchange or automated quotation system on which the Common Stock is listed. In the event that dividends are payable in securities other than Common Stock pursuant to paragraph 3(i), the Corporation shall use its reasonable efforts to cause the issuer of such other securities to comply with this paragraph 3(vii).

4. CONVERSION.

      i. A holder of shares of Series G Preferred Stock may convert such shares into Common Stock Units comprising a Common Stock Unit at any time after the Preferred Stock Issue Date, but only in lots of 100 shares of Series G Preferred Stock or integral multiples thereof if less than all of the shares of Series G Preferred Stock then held by such holder are being converted. For the purposes of conversion, each share of Series G Preferred Stock shall be valued at the Liquidation Preference plus all accumulated, compounded and unpaid dividends on such share (which shall include any dividends described in the last sentence of paragraph 4(ii) below), which shall be divided by the Conversion Price in effect on the Conversion Date (as defined below) to determine the number of Common Stock Units issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Series G Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Series G Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

      ii. To convert Series G Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Series G Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the principal office of the Corporation or the Transfer Agent, (B) notify the Corporation at such office that he elects to convert Series G Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required (other than any such tax required to be paid by the Corporation pursuant to paragraph 4(iv)). In the event that a holder fails to notify the Corporation of the number of shares of Series G Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical after the Conversion Date, the Corporation shall deliver certificates for the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Series G Preferred Stock represented by the certificate or certificates surrendered for conversion. The person or persons in whose name the Common Stock certificates are registered shall be treated as the stockholder of record on and after the Conversion Date. If a holder of Series G Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total liquidation preference plus the aggregate of accumulated and unpaid dividends of all shares of Series G Preferred Stock converted. If the last day on which Series G Preferred Stock may be converted is not a Business Day, Series G Preferred Stock may be surrendered for conversion on the next succeeding Business Day. If a Conversion Date occurs during the period from the close of business on any Record Date to the opening of business of the corresponding Dividend Payment Date, the registered holder of Series G Preferred Stock so surrendered for conversion shall not be entitled to any dividend payment with respect to the shares of Series G Preferred Stock surrendered for conversion on such Dividend Payment Date.

      iii. The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series G Preferred Stock. Instead the Corporation shall round the results of a conversion up to the nearest full share of Common Stock.

      iv. If a holder converts shares of Series G Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

      v. The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series G Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Series G Preferred Stock shall be fully paid and nonassessable. The Corporation shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series G Preferred Stock and shall endeavor to list such shares of Common Stock on each national securities exchange or automated quotation system on which the Common Stock is listed.

      vi. If the Corporation shall pay or make a dividend or other distribution on any class or series of capital stock of the Corporation in a class or series of Common Stock other than the payment of dividends in Common Stock Units on the Series G Preferred Stock or any other regularly scheduled dividend on any other preferred stock, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Stock Amount by a fraction, the numerator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares of such class or series of Common Stock constituting such dividend or other distribution and the denominator of which shall be the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 4(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation. Without in any way limiting the requirements of paragraph 3(v), this paragraph 4(vi) shall only apply if the Corporation has not made an appropriate distribution to the holders of the Series G Preferred Stock pursuant to paragraph 3(v) above.

      vii. In case the Corporation shall issue rights, options or warrants to all holders of a class or series of its Common Stock entitling them to subscribe for, purchase or acquire shares of such class or series of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph 4(xiii) below) of such class or series of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of the Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Stock Amount by a fraction the numerator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition and the denominator of which shall be the sum of the number of shares of such class or series of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of such class or series of Common Stock which the aggregate offering price for the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price per share, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase such class or series of Common Stock, the issuance of which resulted in an adjustment in the Stock Amount pursuant to this paragraph 4(vii), if any such right, option or warrant shall expire and shall not have been exercised, the Stock Amount shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be decreased to the amount it would have been (but reflecting any other adjustments to the Stock Amount made pursuant to the provisions of this Section 4 after the issuance of such rights, options or warrants) had the adjustment of the Stock Amount made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of such class or series of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph 4(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation. Without in any way limiting the requirements of paragraph 3(v), this paragraph 4(vii) shall only apply if the Corporation has not made an appropriate distribution to the holders of the Series G Preferred Stock pursuant to paragraph 3(v) above.

      viii. In case the outstanding shares of a class or series of Common Stock shall be subdivided into a greater number of shares of such class or series of Common Stock, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be increased, and, conversely, in case the outstanding shares of a class or series of Common Stock shall each be combined into a smaller number of shares of such class or series of Common Stock, the applicable Stock Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be decreased to equal the product of the applicable Stock Amount in effect on such date and a fraction, the numerator of which shall be the number of shares of such class or series of Common Stock outstanding immediately after such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of such class or series of Common

            Stock outstanding immediately prior to such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      ix. In case the Corporation shall, by dividend or otherwise, distribute to all holders of a class or series of its Common Stock (A) evidences of its indebtedness or (B) shares of any class or series of capital stock, cash or other property or assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph 4(vii) above and (y) any dividend or distribution referred to in paragraph 4(vi) above), unless with respect to cash dividends, cash distributions and cash repurchases, the sum of (1) all such cash dividends and cash distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash consideration paid in respect of any repurchases of such class or series of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, does not exceed 20% of the market capitalization for such class or series of Common Stock (being the product of the then current market price per share (determined as provided in paragraph 4(xiii) below) of such class or series of Common Stock times the aggregate number of shares of such class or series of Common Stock then outstanding on the date fixed for the determination of the holders of such class or series of Common Stock entitled to receive such distribution), then in each case, the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date fixed for the determination of holders of such class or series of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Stock Amount by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph 4(xiii) below) of such class or series of Common Stock on such date of determination, and the denominator shall be such current market price per share of such class or series of Common Stock less the then fair market value as determined by the Board (whose determination shall be conclusive) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Stock Amount has not previously been made pursuant to the terms of this Section 4) applicable to one share of such class or series of Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. Repurchases of Common Stock issued under the Corporation's stock incentive programs, to the extent permitted by the Corporation's then existing indentures, shall be excluded from the foregoing clauses (1) and (2). Without in any way limiting the requirements of paragraph 3(v), this paragraph 4(ix) shall only apply if the Corporation has not made an appropriate distribution to the holders of the Series G Preferred Stock pursuant to paragraph 3(v) above.

      x. The reclassification or change of a class or series of Common Stock into securities, including securities other than Common Stock, (other than any reclassification upon a consolidation or merger to which paragraph 4(xxi) below shall apply) shall be deemed to involve
            (A) a distribution of such securities other than Common Stock to all holders of such class or series of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of paragraph 3(v) or 4(ix) above), and (B) a subdivision or combination, as the case may be, of the number of shares of such class or series of Common Stock outstanding immediately prior to such reclassification into the number of shares of such class or series of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 4(viii) above). If a class or series of Common Stock shall be reclassified or changed into securities or property other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph 4(xxi) below shall apply), then and in each such event the holder of each share of Series G Preferred Stock shall have the right thereafter to convert such share into the kind and amount of securities and property receivable upon such reclassification by the holders of the number and class or series of shares of Common Stock into which such share of Series G Preferred Stock could have been converted immediately prior to such reclassification, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

      xi. In case the Corporation shall issue shares of a class or series of its Common Stock (excluding shares issued (i) in any of the transactions described in paragraphs 3(v) (only to the extent the holders of the Series G Preferred Stock actually receive such shares of Common Stock), 4(vi), 4(vii), 4(viii) or 4(ix) above, (ii) upon exercise of options or other awards issued pursuant to the Corporation's employee incentive plans, (iii) upon exercise of options and warrants of the Corporation outstanding as of the date hereof, (iv) to shareholders of any corporation (which is not an affiliate of the Corporation) which merges into the Corporation or a subsidiary of the Corporation in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) as regularly scheduled dividend payments on shares of preferred stock of the Corporation, (vi) upon conversion or exchange of any preferred stock or convertible debt of the Corporation, (vii) in a bona fide offering pursuant to a firm commitment underwriting or distribution pursuant to Rule 144A under the Securities Act, or
            (viii) pursuant to the Corporation's Incentivized Conversion Program) for a consideration per share less than the current market price per share of such class or series of Common Stock (as defined in paragraph 4 (xiii) below) in effect immediately prior to the earlier of (x) issuance of such securities, or (y) the date the Corporation has a contractual obligation to issue such securities (whether or not such obligation is contingent upon the passage of time, the occurrence of certain events or both), then the Stock Amount with respect to such class or series of Common Stock and, as a result, the number of shares of such class or series of Common Stock contained in a Common Stock Unit, in effect at the opening of business on the day following the date of issuance of such shares of Common Stock shall be increased by multiplying such Stock Amount by a fraction (A) the numerator of which shall be the number of shares of such class or series of Common Stock outstanding (on a fully diluted basis) immediately after such issuance, and (B) the denominator of which shall be the sum of (1) the total number of shares of such class or series of Common Stock outstanding (on a fully diluted basis) immediately prior to such issuance and (2) the number of shares of Common Stock which the aggregate consideration received by the

                  Corporation (determined as provided in paragraph 4(xiv) below) for the total number of shares of Common Stock issued would purchase at the current market price per share (as defined in paragraph 4(xiii)).

            xii. In case the Corporation shall issue any securities (including rights, warrants and options) convertible into, exercisable for or exchangeable for a class or series of its Common Stock (excluding securities issued (i) as a dividend or distribution to all holders of such class or series of Common Stock, (ii) upon exercise of options or other awards issued pursuant to the Corporation's employee incentive plans, (iii) upon exercise of options and warrants of the Corporation outstanding as of the date hereof, (iv) to shareholders of any corporation (which is not an affiliate of the Corporation) which merges into the Corporation or a subsidiary of the Corporation in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) as regularly scheduled dividend payments on shares of preferred stock of the Corporation, (vi) upon conversion or exchange of any preferred stock or convertible debt of the Corporation, (vii) in a bona fide offering pursuant to a firm commitment underwriting or distribution pursuant to Rule 144A under the Securities Act, or (viii) pursuant to the Corporation's Incentivized Conversion Program) for a consideration per share of such class or series of Common Stock initially deliverable upon conversion, exercise or exchange of such securities (determined as provided in paragraph 4(xiv) below) less than the current market price per share of such class or series of Common Stock (as defined in paragraph 4(xiii) below) in effect immediately prior to the earlier of (x) issuance of such securities, or (y) the date the Corporation has a contractual obligation to issue such securities (whether or not such obligation is contingent upon the passage of time, the occurrence of certain events or both), then the Stock Amount with respect to such class or series of Common Stock and, as a result, the Common Stock comprising a Common Stock Unit, in effect at the opening of business on the day following the date of issuance of such securities shall be increased by multiplying such Stock Amount by a fraction, (A) the numerator of which shall be the sum of (1) the number of shares of such class or series of Common Stock outstanding (on a fully diluted basis) immediately prior to the issuance of such securities, and (2) the maximum number of shares of such class or series of Common Stock of the Corporation deliverable upon conversion, exercise or exchange of such securities at the initial conversion, exercise or exchange price or rate, and (B) the denominator of which shall be the sum of (1) the number of shares of such series Common Stock outstanding immediately prior to such issuance and (2) the number of shares of such class or series of Common Stock which the aggregate consideration received by the Corporation (determined as provided in paragraph 4(xiv) below) for such securities would purchase at such current market price per share of such class or series of Common Stock. However, upon the expiration of any security convertible into, exercisable for or exchangeable into such class or series of Common Stock, the issuance of which resulted in an adjustment in a Stock Amount pursuant to this paragraph 4(xii), if any such security shall expire and shall not have been converted, exercised or exchanged, the affected Stock Amount shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be decreased to the price it would have been (but reflecting any other adjustments to the Stock Amount Price made pursuant to the provisions of this Section 4 after the issuance of such security) had the adjustment of the Stock Amount made upon the issuance of such security been made on the basis of offering for subscription or purchase only that number of shares of such class or series of Common Stock actually purchased upon the conversion, exercise or exchange of such security. No further adjustment shall be made upon the conversion, exercise or exchange of such security if any adjustment shall have been made upon the issuance of such security.

            xiii. For the purpose of any computation under this Section 4 or elsewhere in this Certificate of Designation, the current market price per share of a class or series of Common Stock on any day shall be deemed to be the average of the Closing Prices of such class or series of Common Stock for the 10 consecutive Trading Days immediately preceding the Trading Day before the day in question and the current market price per Common Stock Unit on any day shall be deemed to be the sum of the products obtained by multiplying the Stock Amount for each series or class of Common Stock contained in a Common Stock Unit by the current market price per share (as determined pursuant to this Section 4(xiii)) of such series or class of Common Stock on such day. For the purpose of any computation under paragraphs 5(ii), 6(i) or 7(v) only, if applicable, the term Common Stock as used in the preceding sentence shall include securities issuable to the holders of such class or series of Common Stock in connection with a Sale of the Corporation, Significant Event or Change of Control, as the case may be.

            xiv. For purposes of any computation respecting consideration received pursuant to paragraphs 4(xi) and 4(xii) above, the following shall apply:

                              (A) in the case of the issuance of shares of
                  Common Stock for cash, the
                  consideration shall be the gross proceeds to the Corporation from such issuance, which shall not include any deductions for any customary commissions, discounts or other expenses incurred by the Corporation in connection therewith;

                              (B) in the case of the issuance of shares of
                  Common Stock for a consideration in whole or in part other than cash, the consideration other than cash (subject to clause (C) below) shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

                              (C) in the case of the issuance of shares of
                  Common Stock for a consideration in whole or in part consisting of securities, the value of any securities shall be deemed to be: (x) if traded on a securities exchange or through the Nasdaq National Market, the average of the closing prices of the securities on such exchange or quotation system over the 10 trading day period ending on the trading day immediately preceding the day in question, (y) if actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the 10 trading day period ending on the trading day immediately preceding the day in question and (z) if there is no active public market, fair market value thereof, determined as provided in clause (B) above; and

                              (D) in the case of the issuance of securities
                  convertible into, exercisable for or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) through (C) of this paragraph 4(xiv)).

            xv. No adjustment in a Stock Amount need be made until all cumulative adjustments amount to 1% or more of such Stock Amount as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be.

            xvi. For purposes of this Section 4, "Common Stock" includes WorldCom Group Stock, MCI Group Stock and any other stock of any class of the Corporation which has no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation. Subject to the provisions of paragraph 4(xxi) below, shares issuable on conversion of shares of Series G Preferred Stock shall include only shares of (i) WorldCom Group Stock, (ii) MCI Group Stock and (iii) any class or classes or series resulting from any reclassification of WorldCom Group Stock or MCI Group Stock and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; provided that, if at any time there shall be more than one such resulting class or series, the shares of each such class or series then so issuable shall be substantially in the proportion which the total number of shares of such class or series resulting from all such reclassifications bears to the total number of shares of all such classes or series resulting from all such reclassifications.

            xvii. No adjustment in the Conversion Price shall reduce the Conversion Price below the then aggregate par value of one Common Stock Unit. The Corporation hereby agrees with each holder of Series G Preferred Stock that it shall not increase the par value of any class or series of Common Stock above its current par value of $.01 per share.

            xviii. Whenever the Conversion Price or a Stock Amount is adjusted, the Corporation shall promptly mail to holders of Series G Preferred Stock, first class, postage prepaid, a notice of the adjustment together with a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

            xix. The Corporation from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the aggregate par value of one Common Stock Unit. Whenever the Conversion Price is reduced pursuant to this paragraph 4(xix), the Corporation shall mail to holders of Series G Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 5 days before the date the reduced Conversion Price takes effect pursuant to this paragraph 4(xix). The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price or any Stock Amount otherwise in effect for purposes of paragraphs 4(vi) or 4(viii) above.

            xx.   If:

                  (A) the Corporation takes any action which would require an adjustment in a Stock Amount pursuant to paragraphs 4(vi) through 4(xii) above;

                  (B) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                  (C) there is a dissolution or liquidation of the Corporation;

the Corporation shall mail to holders of the Series G Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least 5 days before such proposed record or effective date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 4(xx).

      xxi. In the case of any consolidation of the Corporation or the merger of the Corporation with or into any other entity or the sale or transfer of all or substantially all the assets of the Corporation pursuant to which a class or series of Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Series G Preferred Stock shall, unless the election in paragraph 5(ii) has been timely exercised, automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of such class or series of Common Stock into which such share of Series G Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series G Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the applicable Stock Amount and the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series G Preferred Stock. If this paragraph 4(xxi) applies to a transaction, paragraphs 4(vi), 4(viii) and 4(x) do not apply to such transaction.

      xxii. In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Series G Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of a Stock Amount or Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Corporation, such Stock Amount or Conversion Price shall be recomputed immediately upon such recision to the Stock Amount or Conversion Price that would have been in effect had such event not been authorized, provided that such recision is permitted by and effective under applicable laws.

xxiii. The Corporation will not by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series G Preferred Stock against impairment to the extent required hereunder. Nothing in this Section 4 shall affect the continued accumulation of dividends on the Series G Preferred Stock in accordance with the terms of this Certificate of Designation.

(xxiv) Upon delivery to the Corporation of the notice referred to in paragraph 4(ii)(B), the right of the Corporation to redeem the shares of Series G Preferred Stock referred to in such notice shall terminate regardless of whether a notice of redemption pursuant to paragraph 6(ii) has been made by the Corporation.

5. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary:

i. The holders of the Series G Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Securities by reason of their ownership thereof, but subsequent to the repurchase or payment in full or other satisfaction of the Corporation's outstanding indebtedness and Senior Securities, an amount per share of Series G Preferred Stock equal to the greater of (A) the Liquidation Preference plus all compounded accumulated but unpaid dividends, if any, to the date fixed for liquidation, dissolution or winding-up

(whether or not declared and whether or not funds of the Corporation are legally available for the payment of dividends), and (B) the amount the holder of one share of Series G Preferred Stock would have received in such liquidation, dissolution or winding up if such share of Series G Preferred Stock had been converted to Common Stock pursuant to Section 4 immediately prior to such event (such greater amount, the "Liquidation Amount"). After payment in full of the Liquidation Amount, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation shall be insufficient to pay the full Liquidation Amount with respect to the Series G Preferred Stock and the full liquidation preference plus accumulated and unpaid dividends with respect to all other Parity Securities, the holders of the Series G Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Amount in the case of the Series G Preferred Stock and the full liquidation preference plus accumulated and unpaid dividends in the case of any Parity Securities to which each is entitled.

ii. At the written election of the holders of a majority of the then outstanding shares of Series G Preferred Stock exercised by written notice (the "Liquidation Notice") to the Corporation within ten Business Days after receipt of notice from the Corporation (which will be deemed received on the same day the Corporation delivers such notice by confirmed facsimile), a Sale of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation. If the Liquidation Notice is not timely received by the Corporation, the holders of the Series G Preferred Stock shall have forfeited this right of election. Within four Business Days of receipt of a Liquidation Notice, the Corporation shall deliver to the holders of the outstanding shares of Series G Preferred Stock a certificate (a "Liquidation Certificate") certifying whether the Corporation can then pay the Liquidation Amount in cash pursuant to the terms of its outstanding indebtedness, and if the entire Liquidation

Amount cannot be paid in cash, specifying the portion of such amount that can be paid in cash. Within four Business Days of delivery of a Liquidation Certificate providing that the entire Liquidation Amount cannot be paid in cash, the holders of a majority of the then outstanding shares of Series G Preferred Stock may send a written notice to the Corporation withdrawing the Liquidation Notice. If such holders of the Series G Preferred Stock do not timely deliver such withdrawal notice to the Corporation, then, if the terms of the Corporation's outstanding indebtedness do not permit payment of all or any portion of the Liquidation Amount payable pursuant to this paragraph 5(ii) in cash (any such portion of the Liquidation Amount, the "Non-Cash Liquidation Amount"), any such portion of the Liquidation Amount that may be paid in cash shall be paid in cash and, the remainder of the outstanding shares of Series G Preferred Stock shall not be redeemed or repurchased but instead shall automatically be converted into the number of Common Stock Units (or, if applicable, securities issuable to the holders of Common Stock in connection with a Sale of the Corporation) equal to the Non-Cash Liquidation Amount divided by the aggregate current market price per Common Stock Unit (as defined in paragraph 4(xiii)).

6. REDEMPTION.

      (i) If permitted by the terms of the Corporation's outstanding indebtedness at the time of receipt of the Redemption Notice (as defined below), at any time (i) after the fifth anniversary of the Original Preferred Stock Issue Date, (ii) within 45 days after the consummation of a Significant Event,
(iii) within 45 days after the consummation of the Merger or (iv) after an Event of Default (as defined in paragraph 8(vi)) for so long as such Event of Default has not been cured, registered holders of a majority of the shares of outstanding Series G Preferred Stock may require the Corporation to redeem all, but not less than all, of the outstanding shares of Series G Preferred Stock (an "Optional Redemption") by notifying the Corporation in writing (the "Redemption Notice") of their intent to exercise the rights afforded by this paragraph 6(i) and specifying a date not less than 30 nor more than 60 days from the date of such notice on which the outstanding shares of Series G Preferred Stock shall be redeemed (the "Optional Redemption Date"). Upon receipt of such notice, the Corporation shall promptly deliver to the holders of the outstanding shares of Series G Preferred Stock a certificate (a "Redemption Certificate") certifying whether the Corporation can then pay the Optional Redemption Price (as defined below) in cash pursuant to the terms of its outstanding indebtedness, and if the entire Optional Redemption Price cannot be paid in cash, specifying the portion of such amount that can be paid in cash and specifying the Optional Redemption Date. All recipients of such Redemption Certificate shall be required to participate in the Optional Redemption. Within five Business Days of delivery of a Redemption Certificate providing that the entire Optional Redemption Price cannot be paid in cash, the holders of a majority of the then outstanding shares of Series G Preferred Stock may send a written notice to the Corporation withdrawing the Redemption Notice (without prejudice to the rights of the holders of Series G Preferred Stock to timely exercise such rights pursuant to this paragraph 6(i) at any time in the future to the extent permitted hereby). If such holders of Series G Preferred Stock do not timely deliver such withdrawal notice to the Corporation, then, subject to the last sentence of this paragraph 6(i), the Corporation shall redeem on the Optional Redemption Date all the outstanding shares of Series G Preferred Stock. Each share of Series G Preferred Stock to be redeemed shall be redeemed for an amount in cash equal to the sum of the Liquidation Preference plus all compounded, accumulated but unpaid dividends (the "Optional Redemption Price"). If the terms of the Corporation's outstanding indebtedness do not permit payment of all or any portion of the aggregate Optional Redemption Price in cash (any such portion of the aggregate Optional Redemption Price, the "Non-Cash Redemption Price"), then if the holders of the Series G Preferred Stock do not timely withdraw their Redemption Notice as provided above, on the Optional Redemption Date, any shares of Series G Preferred Stock which may be redeemed for cash shall be redeemed for an amount in cash equal to the Optional Redemption Price and the remainder of the outstanding shares of Series G Preferred Stock shall not be redeemed or repurchased but instead shall be automatically converted into the number of Common Stock Units (or, if applicable, securities issuable to holders of the Common Stock in connection with a Significant Event) equal to the Non-Cash Redemption Price divided by the aggregate current market price per Common Stock Unit (as defined in paragraph 4(xiii)).

      (ii) Until the fifth anniversary of the Original Preferred Stock Issue Date, the shares of Series G Preferred Stock shall not be redeemed by the Corporation at its option. After the fifth anniversary of the Original Preferred Stock Issue Date, all, but not less than all, of the outstanding shares of Series G Preferred Stock may be redeemed, at the Corporation's option, (i) for cash, or (ii) by delivery of the number of Common Stock Units having an aggregate current market price (as defined in paragraph 4(xiii)), in each case equal to the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), together with accumulated, compounded and unpaid dividends (including an amount equal to a prorated dividend for any partial dividend period) to the date of redemption (the "Applicable Redemption Price"), upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on the 17th day of February of each of the years set forth below:

      YEAR                                                            PERCENTAGE
      ----                                                            ----------
      2005 ..........................................................    103.50%
      2006 ..........................................................    102.34%
      2007 ..........................................................    101.17%
      2008 and thereafter ...........................................    100.00%

      No optional redemption pursuant to this paragraph 6(ii) shall be authorized or made unless, prior to giving the applicable redemption notice, all accumulated, compounded and unpaid dividends for periods ended prior to the date of such redemption notice shall have been paid in cash, Common Stock Units or a combination thereof.

      (iii) Notice of any redemption shall be sent by or on behalf of the Corporation not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Series G Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series G Preferred Stock may be listed or admitted to trading, such notice shall state: (i) that such redemption is being made pursuant to the optional redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price and whether payable in cash or Common Stock Units; (iv) that all the outstanding shares of Series G Preferred Stock are to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price; and (vi) that dividends on the shares of Series G Preferred Stock will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

      (iv) If notice has been mailed in accordance with Section 6(iii) above and if the Applicable Redemption Price is to be paid (x) in cash, on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the benefit of the holders of the outstanding shares of Series G Preferred Stock, so as to be, and to continue to be available therefor or (y) in Common Stock Units, on or before the Redemption Date specified in such notice, shares of Common Stock contained in such number of Common Stock Units necessary for such redemption shall have been set aside by the Corporation in trust for the benefit of the holders of the outstanding shares of Series G Preferred Stock, so as to be, and continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series G Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series G Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price.

      (v) The Corporation shall take all actions required or permitted under the Georgia Business Corporation Code to permit any such redemption.

      (vi) Notwithstanding the delivery by the Corporation of a notice of redemption described in paragraph 6(iii), the holders of the Series G Preferred Stock shall continue to have the rights set forth in paragraph 4(i) to convert

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the Series G Preferred Stock into Common Stock until the close of business on the day prior to the Redemption Date.

7. CHANGE OF CONTROL.

      i. Subject to paragraph (7)(v) hereof, upon the occurrence of a Change of Control, the Corporation shall be required to make an offer (a "Preferred Stock Change of Control Offer") to each holder of shares of Series G Preferred Stock to repurchase all or any part of such holder's shares of Series G Preferred Stock at an offer price in cash equal to 100% of the aggregate Liquidation Preference thereof, plus compounded accumulated and unpaid dividends to the date of repurchase (the "Change of Control Payment").

      ii. Within 30 days following any Change of Control, the Corporation shall (a) publish a notice of the Change of Control in The Wall Street Journal or a similar daily business publication of national distribution and (b) mail a notice to each holder of Series G Preferred Stock describing the transaction that constitutes the Change of Control, together with such other information as may be required pursuant to the securities laws, and stating: (A) that the Preferred Stock Change of Control Offer is being made pursuant to this Certificate of Designation and that, to the extent lawful, all shares of Series G Preferred Stock validly tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");
            (C) that any shares of Series G Preferred Stock not tendered will continue to accumulate dividends in accordance with the terms of this Certificate of Designation; (D) that, unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Series G Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends on the Change of Control Payment Date; (E) a description of the procedures to be followed by such holder in order to have its shares of Series G Preferred Stock repurchased, and (F) whether the Corporation can then pay the Change of Control Payment in cash pursuant to the terms of its outstanding indebtedness, and if the entire Change of Control Payment cannot be paid in cash, specifying the portion of such amount that can be paid in cash.

      iii. On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (A) accept for payment shares of Series G Preferred Stock validly tendered pursuant to the Preferred Stock Change of Control Offer and (B) promptly mail to each holder of shares of Series G Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (C) unless the Corporation defaults in the payment for the shares of Series G Preferred Stock tendered pursuant to the Preferred Stock Change of Control Offer, dividends will cease to accumulate with respect to the shares of Series G Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Corporation shall publicly announce the results of the Preferred Stock Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      iv. The Corporation shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Series G Preferred Stock in connection with a Change of Control.

      v. If the holders of the Series G Preferred Stock timely tender their shares of Series G Preferred Stock pursuant to the Preferred Stock Change of Control Offer and if the terms of the Corporation's outstanding indebtedness do not permit payment of all or any portion of the Change of Control Payment in cash (any such portion of the Change of Control Payment, the "Non-Cash Change of Control Payment"), any such portion of the Change of Control Payment that may be paid in cash shall be paid in cash and, the remainder of the outstanding shares of Series G Preferred Stock shall not be redeemed or repurchased but instead shall automatically be converted into the number of Common Stock Units (or, if applicable, securities issuable to holders of the Common Stock in connection with such Change of Control) equal to the Non-Cash Change of Control Payment divided by the aggregate current market price per Common Stock Unit (as defined in paragraph 4(xiii)). The Corporation shall not make a Change of Control Payment in cash until all similar change of control payments required under the Corporation's outstanding indebtedness and Senior Securities are made in full.

      vi. Notwithstanding the foregoing, the Corporation shall not be required to make a Preferred Stock Change of Control Offer following a Change of Control if a third party makes the Preferred Stock Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designation applicable to a Preferred Stock Change of Control Offer made by the Corporation and purchases all of the Series G Preferred Stock validly tendered and not withdrawn under such Preferred Stock Change of Control Offer.

8. VOTING RIGHTS.

      i. The holders of record of outstanding shares of the Series G Preferred Stock shall be entitled to vote, together with all the outstanding shares of Common Stock and the

            Existing Preferred Stock, as a single class, except as otherwise required by Georgia law, on all matters on which holders of Common Stock are entitled to vote. Each outstanding share of Series G Preferred Stock shall be entitled to the number of votes per share equal to the number of votes that holders of Common Stock Units issuable upon conversion of such share of Series G Preferred Stock in accordance with Section 4 hereof would be entitled to cast as of the date fixed for the determination of holders of Common Stock entitled to vote on such proposal.

      ii.   Intentionally omitted;

      iii. For so long as at least 100,000 shares of Series G Preferred Stock are outstanding (or any shares of Series G Preferred Stock are outstanding in the case of paragraphs (A), (B), (F), (G) and (H)), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series G Preferred Stock then outstanding (with shares held by the Corporation or any of its affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

      (A) amend or otherwise alter this Certificate of Designation in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Series G Preferred Stock;

      (B) authorize, create (by way of reclassification or otherwise) or issue any additional shares of Series G Preferred Stock or decrease the total authorized or outstanding number of shares of Series G Preferred Stock;

      (C) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible into or evidencing the right to purchase, shares of any class or series of Senior Securities;

      (D) intentionally omitted;

      (E) redeem, acquire or otherwise purchase (except for repurchases of Common Stock issued under the Corporation's stock incentive programs to the extent permitted by the terms of all indentures governing the Corporation's then-outstanding indebtedness) any shares of Common Stock or preferred stock of the Corporation, unless, in the case of preferred stock, such action is required by the terms of such preferred stock;

      (F) amend or otherwise alter the Articles of Incorporation or by-laws of the Corporation in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Series G Preferred Stock;

      (G) consummate the liquidation, dissolution or winding up of the Corporation other than in connection with a sale of substantially all the assets or other Sale of the Corporation; or

      (H) take any other actions that require a vote of the holders of the Series G Preferred Stock under Georgia law.

      iv. Without the consent of each holder affected, an amendment or waiver of the Corporation's Articles of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series G Preferred Stock held by a non-consenting holder):

      (A) alter the voting rights with respect to the Series G Preferred Stock or reduce the percentage of shares of Series G Preferred Stock whose holders must consent to an amendment, supplement or waiver;

      (B) reduce the Liquidation Preference or Liquidation Amount of the Series G Preferred Stock;

      (C) reduce the rate of or change the time for payment of dividends on any share of Series G Preferred Stock;

      (D) make any conversion of shares of Series G Preferred Stock payable in any form other than that stated in this Certificate of Designation; or

      (E) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Series G Preferred Stock to receive the Liquidation Preference, Liquidation Amount and dividends on the Series G Preferred Stock.

      (v) The Corporation in its sole discretion may without the vote or consent of any holders of the Series G Preferred Stock amend or supplement this Certificate of Designation:

      (A) to cure any ambiguity, defect or inconsistency, except if such amendment or supplement adversely affects the specified rights, preferences, privileges or voting rights of the holders of the Series G Preferred Stock;

      (B) to provide for uncertificated Series G Preferred Stock in addition to or in place of certificated Series G Preferred Stock; or

      (C) to make any change that would provide any additional rights or benefits to the holders of the Series G Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (x) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Series G Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Series G Preferred Stock.

      (vi) Upon:

      (A) the failure by the Corporation to pay any dividend on the Series G Preferred Stock when due and the continuation of such failure for a period of 5 Business Days;

      (B) the failure of the Corporation to satisfy any liquidation payment obligation or mandatory or optional redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Series G Preferred Stock;

      (C) the failure of the Corporation to comply in all material respects with the covenants or agreements set forth in Sections 2, 3, 4 and 5 of the Registration Rights Agreement, or at all times reserve and keep available for issuance (1) such reasonable number of authorized shares (until such shares are actually issued as dividends) of Common Stock sufficient for payment of the dividends on the Series G Preferred Stock for a period of five years and (2) enough shares of Common Stock to permit the conversion of the Series G Preferred Stock in full and the continuance of such failure for 45 consecutive days or more after notice;

      (D) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Corporation (or the payment of which is guaranteed by the Corporation) whether such indebtedness or guarantee now exists, or is created after the Preferred Stock Issue Date, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "Payment Default") and (2) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default and the maturity of which has been so accelerated, aggregates $5.0 million or more;

      (E) (1) the Corporation's voluntary or involuntary bankruptcy, receivership, assignment for the benefit of creditors, or liquidation, or (2) acceleration of third party obligations or unsatisfied final and non-appealable judgments (or judgments which the Corporation has not taken reasonable steps to appeal) in excess of $1 million which remain unsatisfied, are not discharged or remain unstayed for at least 30 consecutive days (each of the events described in clauses (A), (B), (C), (D) and (E) being referred to herein as an "Event of Default");

then the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate single class, shall be entitled to appoint two members to the board of directors of the Corporation and the number of members of the board of directors of the Corporation shall be immediately and automatically increased by two. The voting rights provided for in this paragraph 8(vi) shall be in addition to the optional redemption rights provided in Section 6, and together, such voting rights and optional redemption rights shall be the exclusive remedies for the holders of the Series G Preferred Stock for any violation by the Corporation of its obligations under this Certificate of Designation that constitutes an Event of Default. The rights of the holders of Series G Preferred Stock to elect directors to the Board pursuant to this paragraph 8(vi) may be exercised until (x) all dividends in arrears shall have been paid in full, and (y) all other Events of Default have been cured or waived, at which time the term of such directors previously elected shall thereupon terminate and such directors shall be deemed to have resigned.

            If the right set forth in this paragraph 8(vi) shall not have been initially exercised or if any director so elected by the holders of Series G Preferred Stock shall cease to serve as a director before his term shall expire, the holders of Series G Preferred Stock then outstanding, at a special meeting of the holders of Series G Preferred Stock, may elect the initial director or a successor, as the case may be, to hold such office. Upon the written request of holders of record of at least 10% of the Series G Preferred Stock then outstanding, addressed to the

Secretary of the Corporation, a proper officer of the Corporation shall call a special meeting of holders of Series G Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 10% of the shares of Series G Preferred Stock then outstanding may designate in writing a holder of Series G Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Series G Preferred Stock that would be entitled to vote at a special meeting shall have access to the stock books of the Corporation for purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph 8(vi). Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

The Corporation will deliver, or will cause to be delivered, to each designee of the holders of the Series G Preferred Stock to the Board:

      (X) as soon as practical after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Corporation and its subsidiaries as of the end of such month and consolidated statements of income and cash flows of the Corporation and its Subsidiaries, for each month and for the current fiscal year of the Corporation to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Corporation's business plan then in effect and approved by the Board; and

      (Y) an annual budget, a business plan and financial forecasts for the Corporation for the next fiscal year of the Corporation, no later than thirty
(30) days before the beginning of the Corporation's next fiscal year, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. Any material changes in such business plan shall be delivered to each designee of the holders of the Series G Preferred Stock to the Board as promptly as practicable after such changes have been approved by the Board.

      The Corporation shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, (a) afford the officers, employees, auditors and other agents of each designee of the holders of the Series G Preferred Stock to the Board, during normal business hours reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, (b) furnish each designee of the holders of the Series G Preferred Stock to the Board with all financial, operating and other data and information as such designee directly or through his agents or representatives, may from time to time reasonably request and (c) afford each designee of the holders of the Series G Preferred Stock to the Board the opportunity to discuss the Corporation's affairs, finances and accounts with the Corporation's officers from time to time as each such designee may reasonably request.

9. REPORTS. The Corporation shall file within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Corporation is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") with the Transfer Agent. In the event the Corporation is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Corporation shall nevertheless continue to file such reports with the Commission (unless the Commission shall not accept such a filing) and the Transfer Agent. Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any shares of Series G Preferred Stock are outstanding, the Corporation shall furnish copies of the SEC Reports to the holders of Series G Preferred Stock at the time the Corporation is required to make such information available to the Transfer Agent and any investors who request it in writing.

10. AMENDMENT. This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series G Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series G Preferred Stock, voting separately as a class.

11. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series G Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation and in the Articles of Incorporation. The shares of Series G Preferred Stock shall have no preemptive or subscription rights.

12. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Series G Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series G Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series G Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series G Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series G Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

14. REISSUANCE OF PREFERRED STOCK. Shares of Series G Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Georgia) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as Series G Preferred Stock must be in compliance with the terms hereof.

15. MUTILATED OR MISSING PREFERRED STOCK CERTIFICATES. If any of the Series G Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancelation of the mutilated Series G Preferred Stock certificate, or in lieu of and substitution for the Series G Preferred Stock certificate lost, stolen or destroyed, a new Series G Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series G Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series G Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent (if other than the Corporation).

16. CERTAIN DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires:

      "AVERAGE STOCK PRICE" means with respect to a security, as of a certain date, the average of the high and low sales prices of such security as reported by the Nasdaq National Market or any national securities exchange upon which such security is then listed, for each of the ten consecutive Trading Days immediately preceding the fifth Trading Day preceding such date.

      "BOARD" means the board of directors of the Corporation.

      "BUSINESS DAY" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

      "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Corporation, unless (A) the aggregate market price for shares of Common Stock comprising a Common Stock Unit based upon the Closing Price per share of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the Conversion Price then in effect or (B) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause (iii) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Series G Preferred Stock becomes convertible solely into such common stock (and any rights attached thereto) or (iv) the first day on which more than a majority of the Board are not Continuing Directors; provided, however, that a transaction in which the Corporation becomes a subsidiary of another entity shall not constitute a Change of Control if (A) the stockholders of the Corporation immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Corporation immediately following the consummation of such transaction and (B) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Corporation.

      "CLOSING PRICE" means, for each Trading Day, the last reported sale price regular way on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any

New York Stock Exchange member firm selected from time to time by the Corporation for that purpose.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means any class or series of common stock of the Corporation, including WorldCom Group Stock and MCI Group Stock.

      "COMMON STOCK UNIT" means a number of shares of WorldCom Group Stock equal to the WCG Stock Amount and a number of shares of MCI Group Stock equal to the MCI Stock Amount.

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board who (a) was a member of the Board on the Preferred Stock Issue Date or (b) was nominated for election to the Board with the approval of, or whose election was ratified by, at least two-thirds of the Continuing Directors who were members of the Board at the time of such nomination or election.

      "CONVERSION PRICE" shall initially mean $36.00 per share and thereafter shall be subject to adjustment from time to time pursuant to the terms of
Section 4 hereof.

      "CORPORATION" means WorldCom, Inc., a Georgia corporation and its successors.

      "EVENT OF DEFAULT" has the meaning set forth in paragraph 8(vi) hereof.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXISTING PREFERRED STOCK" means the Series B Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.

      "INCENTIVIZED CONVERSION PROGRAM" means a program which may, from time to time at the option of the Corporation, be instituted by the Corporation whereby the Corporation offers cash and/or non-cash incentives (by way of reducing the conversion price or otherwise) to holders of its outstanding convertible securities to convert such securities into shares of Common Stock.

      "MCI GROUP STOCK" means the WorldCom, Inc. - MCI Group Common Stock, par value $0.01 per share of the Corporation.

      "MCI STOCK AMOUNT" means the number of shares of MCI Group Stock in a Common Stock Unit, as adjusted from time to time pursuant to Section 4 of this Certificate of Designation. The MCI Stock Amount shall initially be 1/25 of a share of MCI Group Stock.

      "MERGER" means the merger of Merger Sub with and into Intermedia Communications Inc. pursuant to the Merger Agreement.

      "MERGER AGREEMENT" means the Agreement and Plan of Merger dated September 1, 2000, as amended by the First Amendment dated February 15, 2001 and the Second Amendment dated as of May 14, 2001, among the Corporation, Merger Sub and Intermedia Communications Inc.

      "MERGER SUB" means Wildcat Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Corporation.

      "ORIGINAL PREFERRED STOCK ISSUE DATE" means February 17, 2000.

      "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PREFERRED STOCK ISSUE DATE" means July 1, 2001.

      "PRIOR DIVIDEND PAYMENT DATE" means April 15, 2001.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights agreement entered into as of February 17, 2000 between Intermedia Communications Inc, a Delaware company,


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

and ICI Ventures LLC, a Delaware limited liability company, as amended by the Assumption and Amendment of Registration Rights Agreement, dated as of June 29, 2001, by and among the Corporation, Intermedia Communications Inc. and ICI Ventures LLC.

      "SALE OF THE CORPORATION" means the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation or any merger or consolidation of the Corporation unless (i) the Corporation is the surviving entity and no alteration or change is made in the rights, powers, preferences or privileges of the Series G Preferred Stock, or (ii), if the Corporation is not the surviving entity, (A) the entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (B) the Series G Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof than the Series G Preferred Stock had immediately prior to such transaction. The resulting entity of such transaction shall thereafter be deemed to be the "Corporation" for all purposes of this Certificate of Designation.

      "SERIES B PREFERRED STOCK" means the Corporation's outstanding 7.75% Series B Convertible Preferred Stock.

      "SERIES D PREFERRED STOCK" means the Corporation's outstanding 7% Series D Junior Convertible Preferred Stock.

      "SERIES E PREFERRED STOCK" means the Corporation's outstanding 7% Series E Junior Convertible Preferred Stock.

      "SERIES F PREFERRED STOCK" means the Corporation's outstanding 7% Series F Junior Convertible Preferred Stock.

      "SIGNIFICANT EVENT" means (i) during any period of two consecutive years, individuals who at the beginning of such period constituted the directors of the Corporation (together with any new directors whose election by such directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office, (ii) any merger or consolidation with or into any other entity or any other similar transaction, whether in a single transaction or series of related transactions where (A) the stockholders of the Corporation immediately prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof) or (B) any Person or "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner of more than 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof),
(iii) any transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred to any Person or group,
(iv) the sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries, or (v) any liquidation, dissolution or winding-up of the Corporation.

      "STOCK AMOUNT" means with respect to the MCI Group Stock, the MCI Stock Amount, and with respect to the WorldCom Group Stock, the WCG Stock Amount.

      "TRADING DAY" means any day on which the Nasdaq National Market or other applicable stock exchange or market is open for business.

      "TRANSFER AGENT" shall be The Bank of New York unless and until a successor is selected by the Corporation.

      "WCG STOCK AMOUNT" means the number of shares of WorldCom Group Stock in a Common Stock Unit, as adjusted


                                      -50-
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from time to time pursuant to Section 4 of this Certificate of Designation. The
WCG Stock Amount shall initially be one share of WorldCom Group Stock.

      "WORLDCOM GROUP STOCK" means the WorldCom, Inc. - WorldCom Group Common Stock, par value $0.01 per share of the Corporation.


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